           FOURTH AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT
                  AND FIRST AMENDMENT TO SECURITY DOCUMENTS
                        DATED AS OF OCTOBER 13, 1995


                 This FOURTH AMENDMENT AND LIMITED WAIVER TO CREDIT AGREEMENT AND FIRST AMENDMENT TO SECURITY DOCUMENTS dated as of October 13, 1995 (this "AMENDMENT") to the Credit Agreement dated as of April 6, 1995, as amended by that certain First Amendment and Waiver dated as of August 9, 1995 (the "FIRST AMENDMENT"), that certain Second Amendment dated as of September 7, 1995 (the "SECOND AMENDMENT") and that certain Third Amendment and Limited Waiver dated as of September 29, 1995 (the "THIRD AMENDMENT") (as so amended, the "CREDIT AGREEMENT"), is by and among CORAM HEALTHCARE CORPORATION, a Delaware corporation ("CORAM"), CORAM, INC., a Delaware corporation (the "BORROWER") and a wholly owned subsidiary of Coram, EACH SUBSIDIARY GUARANTOR (as defined in the Credit Agreement) listed on Exhibit A hereto, THE FINANCIAL INSTITUTIONS PARTY THERETO (the "LENDERS") and CHEMICAL BANK, as agent for the Lenders (in such capacity the "ADMINISTRATIVE AGENT"), as collateral agent for the Lenders (in such capacity, the "COLLATERAL AGENT") and as fronting bank (in such capacity, the "FRONTING BANK"). Capitalized terms used herein without definitions shall have the respective meanings assigned in the Credit Agreement.

                                    RECITALS

                 WHEREAS, Coram and Borrower have requested Lenders to, among other things, (i) provide an additional revolving credit facility in an aggregate principal amount of up to $25,000,000, (ii) modify the dates on which certain principal payments on the Term Loans are due, (iii) amend certain covenants and other provisions of the Credit Agreement and the Security Documents as provided herein and (iv) waive certain existing defaults; and

                 WHEREAS, the Overline Lenders (as defined in the Credit Agreement, as amended by this Amendment (as so amended, the "AMENDED AGREEMENT")) have agreed to provide the Overline Loans (as defined in the Amended Agreement) on the terms provided herein and the Lenders have agreed to amend the Credit Agreement and grant the limited waiver as provided herein.

                 NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained, the Borrower, Coram, the Subsidiary Guarantors and the Lenders hereby agree, on the terms and subject to the conditions set forth herein, as follows:

                                   AGREEMENT

                 SECTION 1.  LIMITED WAIVER

                 (a)      Subject to the provisions of paragraph (b) of this
Section 1, the Lenders hereby waive any Event of Default resulting solely from
(i) Coram's and the Borrower's failure to comply with the provisions of Section 5.05(a) and 5.05(b) prior to the date the Third Amendment became effective in accordance with its terms (the "THIRD AMENDMENT EFFECTIVE DATE"), (ii) Coram's and the Borrower's failure to comply with the provisions of Section 5.05(c) with respect to any Material Adverse Effect occurring prior to the Fourth Amendment Effective Date (as hereinafter defined), (iii) Coram's and the Borrower's failure to comply with the provisions of Sections 6.12 and 6.13 of the Credit Agreement for the fiscal periods ended June 30, 1995 and September 30, 1995, (iv) Coram's and the Borrower's failure to comply with the provisions of Section 6.14 for the fiscal period ended September 30, 1995, (v) Coram's and the Borrower's failure to comply with the provisions of paragraph (a) of
Article VII prior to the Third Amendment Effective Date, but only to the extent such failure relates to the representation contained in Section 3.06 and (vi) the Borrower's failure to comply with the provisions of Section 3.11 of the Third Amendment.

                 (b)      Without limiting the generality of the provisions of
Section 9.08 of the Credit Agreement, the waiver set forth herein shall be limited precisely as written and relates solely to the noncompliance by the Borrower with the provisions of Sections 5.05, 6.12, 6.13, 6.14 and paragraph
(a) of Article VII of the Credit Agreement and Section 3.11 of the Third Amendment (collectively, the "APPLICABLE SECTIONS") to the extent described above and nothing in this Limited Waiver shall be deemed to (a) constitute a waiver of compliance by Coram or the Borrower with respect to (i) any Applicable Section in any other instance or (ii) any other term, provision or condition of the Credit Agreement or any other instrument or agreement referred to therein or (b) prejudice any right or remedy that Administrative Agent, Collateral Agent or any Lender may now have (except to the extent such right or remedy was based upon existing Events of Default that will not exist after giving effect to this limited waiver) or may have in the future under or in connection with the Credit Agreement or any other instrument or agreement referred to therein. Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed; provided that the limited waiver in this Section 1 shall supersede the limited waiver contained in Section 1 of the Third Amendment in its entirety.

                 (c) Notwithstanding anything to the contrary contained in the Credit Agreement or the Security Documents, (i) no Change of Control shall be deemed to have occurred solely as a result of the issuance of the Warrants (as hereinafter defined) or the exercise thereof and (ii) Coram shall not be deemed to have breached any representation that it owns 100% of the stock of the Borrower solely as a result of the issuance of the Warrants or the exercise thereof.

                SECTION 2.  AMENDMENTS TO THE CREDIT AGREEMENT

                 2.1      AMENDMENTS TO ARTICLE I: DEFINITIONS.

                 A. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions therein in proper alphabetical order:

                 "`AGGREGATE OVERLINE EXPOSURE' shall mean the aggregate amount of the Overline Lenders' Overline Exposures."

                 "`AMENDMENT FEE NOTES' shall mean those certain promissory notes dated as of October 13, 1995 executed by the Borrower in favor of the Lenders in substantially the form attached as Annex III to the Fourth Amendment, as such promissory notes may be amended, supplemented or otherwise modified from time to time."

                 "`APPLICABLE OVERLINE PERCENTAGE' of any Overline Lender at any time shall mean the percentage of the Total Overline Commitment represented by such Overline Lender's Overline Commitment. In the event the Overline Commitments shall have expired or been terminated, the Applicable Overline Percentages shall be determined on the basis of the Applicable Overline Percentages most recently in effect."

                 "`FIRST AMENDMENT' shall mean that certain First Amendment and Waiver dated as of August 9, 1995 by and among Coram, the Borrower, the Subsidiary Guarantors, the Lenders, Administrative Agent, Collateral Agent and Fronting Bank."

                 "`FOURTH AMENDMENT' shall mean that certain Fourth Amendment and Limited Waiver to Credit Agreement and First Amendment to Security Documents dated as of October 13, 1995 by and among Coram, the Borrower, the Subsidiary Guarantors, the Lenders, Administrative Agent, Collateral Agent and Fronting Bank."

                 "`FOURTH AMENDMENT EFFECTIVE DATE' shall mean the date Sections 1, 2 and 3 of the Fourth Amendment became effective in accordance with the terms of the Fourth Amendment."

                 "`FOURTH AMENDMENT PROJECTIONS' shall have the meaning assigned to that term in Section 6.12 of this Agreement."

                 "`LITHOTRIPSY PARTNERSHIPS' shall mean the entities set forth on Annex II to the Fourth Amendment."

                 "`NET REVENUES' means, for any period, total revenues minus contractual allowances, if any, measured on a consolidated basis for Coram and its Subsidiaries for the applicable period."

                 "`OVERLINE BORROWING' shall mean a Borrowing comprised of Overline Loans."

                 "`OVERLINE COMMITMENT' shall mean, with respect to each Overline Lender, the commitment of such Overline Lender to make Overline Loans hereunder as set forth in Section 2.01, or in the Assignment and Acceptance pursuant to which such Overline Lender assumed its Overline Commitment, as applicable, as the same may be reduced from time to time pursuant to this Agreement and pursuant to assignments by such Overline Lender pursuant to Section 9.04."

                 "`OVERLINE EXPOSURE' shall mean, with respect to any Overline Lender at any time, the aggregate principal amount at such time of all outstanding Overline Loans of such Overline Lender plus the aggregate amount at such time of such Overline Lender's Overline L/C Exposure."

                 "`OVERLINE L/C EXPOSURE' shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Overline Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements in respect of Overline Letters of Credit that have not yet been reimbursed at such time. The Overline L/C Exposure of any Overline Lender at any time shall mean its Applicable Percentage of the aggregate Overline L/C Exposure at such time."

                 "`OVERLINE LENDER' shall mean a Lender with an Overline Commitment."

                 "`OVERLINE LETTERS OF CREDIT' shall mean letters of credit issued pursuant to subsection 2.21(a)(ii)."

                 "`OVERLINE LOANS' shall mean the revolving overline loans made by the Overline Lenders to the Borrower pursuant to the last paragraph of Section 2.01.

                 "`OVERLINE MATURITY DATE' shall mean December 31, 1996."

                 "`RECURRING EBITDA' shall mean, for any period, EBITDA adjusted for severance and the anticipated special charge to the bad debt provision in September 1995; provided that for the period from September 1 through December 31, 1995, Recurring EBITDA shall mean EBITDA, as adjusted for costs and charges for (a) non- cash charges such as lease terminations and charges related to the disposal of fixed assets and intangible assets associated with implementing the business plan dated October 2, 1995 delivered to Lenders on

         September 28, 1995, (b) expenses not related to the period September 1 through December 31, 1995, and (c) expenses related to events and/or transactions that are not expected to recur in an aggregate amount not to exceed $2,500,000, in each case measured on a consolidated basis for Coram and its Subsidiaries for the applicable period.

                 "`REVOLVING CREDIT L/C EXPOSURE' shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Revolving Credit Letters of Credit at such time plus (b) the aggregate amount of all L/C Disbursements in respect of Revolving Credit Letters of Credit that have not yet been reimbursed at such time. The Revolving Credit L/C Exposure of any Revolving Credit Lender at any time shall mean its Applicable Percentage of the aggregate Revolving Credit L/C Exposure at such time."

                 "`REVOLVING CREDIT LETTERS OF CREDIT' shall mean letters of credit issued or maintained pursuant to subsection 2.21(a)(i)."

                 "`TOTAL OVERLINE COMMITMENT' shall mean, at any time, the aggregate amount of the Overline Commitments, as in effect at such time."

                 "`WARRANT AGREEMENT' shall mean that certain Warrant Agreement dated as of October 13, 1995, substantially in the form attached as Annex IV to the Fourth Amendment, as such Warrant Agreement may be amended, supplemented or otherwise modified from time to time."

                 "`WARRANTS' shall mean the warrants issued to the Overline Lenders pursuant to the Warrant Agreement, as such warrants may be amended, supplemented or otherwise modified from time to time."

                 B.       The definition of "ABR LOAN" contained in Section
1.01 of the Credit Agreement is hereby amended by inserting the term "Overline Loan," immediately after the word "any" contained therein.

                 C. The definition of the term "APPLICABLE MARGIN" contained in Section 1.01 of the Credit Agreement shall be amended by inserting the phrase "(other than any Overline Borrowing)" immediately after the phrase "ABR Borrowing" contained therein.

                 D. The definition of "APPLICABLE PERCENTAGE" contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                          "`APPLICABLE PERCENTAGE' of any Lender or Overline Lender at any time shall mean the percentage of the Total Revolving Credit Commitment or the Total Overline Commitment represented by such Lender's Revolving Credit Commitment or Overline Lender's Overline Commitment, as applicable. In the event the Revolving Credit Commitments or Overline Commitments shall have expired or been terminated, the Applicable Percentages shall be determined on the basis of the Revolving Credit Commitments or Overline Commitments, as applicable, most recently in effect."

                 E.       The definition of "COMMITMENT" contained in Section
1.01 of the Credit Agreement is hereby amended by inserting the phrase "and, with respect to any Overline Lender, its Overline Commitment" at the end of such definition.

                 F.       The definition of "L/C EXPOSURE" contained in Section
1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                          "`L/C EXPOSURE' shall mean at any time the sum of the Revolving Credit L/C Exposure and the Overline Exposure."

                 G.       The definition of "LETTERS OF CREDIT" contained in
Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase "any letter of credit issued pursuant to Section 2.21" therefrom and substituting therefor the phrase "any Revolving Credit Letter of Credit or Overline Letter of Credit."

                 H.       The definition of "LOAN DOCUMENTS" contained in
Section 1.01 of the Credit Agreement is hereby amended by inserting the phrase "each amendment to this Agreement, the Warrant Agreement, the Warrants, the Amendment Fee Notes, any notes issued by the Borrower in favor of a Lender to evidence all or any part of the Obligations," immediately after the phrase "this Agreement" contained therein.

                 I. The definition of "LOANS" contained in Section 1.01 of the Credit Agreement is hereby amended by inserting the phrase "Overline Loans," immediately after the phrase "Revolving Loans" contained therein.

                 J.       The definition of "NET PROCEEDS" contained in Section
1.01 of the Credit Agreement is hereby amended by deleting the phrase "50% of" from subsection (d) thereof.

                 K. The definition of "REVOLVING CREDIT EXPOSURE" contained in Section 1.01 of the Credit Agreement is hereby amended by inserting the phrase "Revolving Credit" immediately before the phrase "L/C Exposure" contained therein.


                 L. The definition of the term "REVOLVING CREDIT MATURITY DATE" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase "the fifth anniversary of the Closing Date" and substituting "March 31, 1997" therefor.

                 M. The definition of "TERM LOAN MATURITY DATE" is hereby amended by deleting the phrase "the fifth anniversary of the Closing Date" and substituting "March 31, 1997" therefor.

                 N. Section 1.02 of the Credit Agreement is hereby amended by adding the following at the end thereof.

         "The term "Lenders" when used with respect to the Overline Loans, the Overline Commitments or the Overline Letters of Credit shall be a reference to the Overline Lenders."


                 2.2      AMENDMENTS TO ARTICLE II:  THE CREDITS.

                 A. Section 2.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                 "Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, (a) to maintain its Term Loans outstanding hereunder on the Fourth Amendment Effective Date in an aggregate principal amount not to exceed the amount set forth opposite its name on Schedule 2.01, as the same shall be reduced from time to time in accordance with the terms of this Agreement and (b) to maintain its Revolving Loans outstanding hereunder on the Fourth Amendment Effective Date in an aggregate principal amount not to exceed the amount set forth opposite its name on Schedule 2.01, as the same shall be reduced from time to time in accordance with the terms of this Agreement.

                 Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Overline Lender agrees, severally and not jointly, to make Overline Loans to the Borrower, at any time and from time to time on or after the Fourth Amendment Effective Date, and until the earlier of the Overline Maturity Date and the termination of the Overline Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) such Overline Lender's Overline Exposure exceeding its Overline Commitment or (ii) the sum of such Lender's Revolving Credit Exposure and such Lender's Overline Exposure exceeding the lesser of (y) the sum of such Lender's Revolving Credit Commitment and the Overline Commitment set forth opposite its name on Schedule 2.01, in each case as reduced from time to time, and (z) such Lender's pro rata share of the Borrowing Base in effect at such time. Within the limits of the preceding sentence, the Borrower may borrow, pay or prepay and reborrow Overline Loans on or after the Fourth

         Amendment Effective Date and prior to the Overline Maturity Date, subject to the terms, conditions and limitations set forth herein.
         Any Overline Lender may, by notice to the Borrower, request that all or part of the principal amount of the Borrower's Obligations to such Overline Lender in respect of the Overline Commitments hereunder be evidenced by a note. Within five (5) Business Days of the Borrower's receipt of such notice, the Borrower shall execute and deliver to the applicable Overline Lender a note in the applicable amount and reasonably satisfactory in form and substance to such Overline Lender.

                 B. Section 2.02(b) of the Credit Agreement is hereby amended by adding the phrase "; provided, further however that all Overline Loans shall be ABR Loans" at the end of the first sentence thereof.

                 C. Section 2.03 of the Credit Agreement is hereby amended by inserting the phrase "an Overline Borrowing," immediately after the phrase "is to be" in clause (i) thereof.

                 D. Section 2.04(a) of the Credit Agreement is hereby amended by (i) deleting the word "and" from clause (i) thereof and substituting "," therefor and (ii) adding the phrase "and (iii) in the case of an Overline Loan, on the Overline Maturity Date" at the end of the first sentence thereof.

                 E. Subsection 2.05(a) of the Credit Agreement is hereby amended by inserting the phrase "(other than the Overline Commitments)" immediately after the word "Commitments" in each place such word occurs.

                 F. Subsection 2.05(d) of the Credit Agreement is hereby amended by inserting the phrase "(or, if applicable, Overline Lenders)" immediately after the word "Lenders" contained in such subsection.

                 G. Subsection 2.05 of the Credit Agreement is hereby amended by adding the following subsection at the end thereof:

                 "(e)     The Borrower hereby agrees to pay to the Lenders and
         Overline Lenders, as applicable, the fees provided for in the Fourth Amendment at the time specified therein."

                 H. Section 2.06 of the Credit Agreement is hereby amended by (i) inserting the phrase "(other than the Overline Loans)" immediately after the word "Loans" in subsection (a) thereof and (ii) inserting the follow subsection (d) at the end of such Section:

                 "(d) The Loans comprising each Overline Borrowing shall bear interest (computed on the basis of the actual number of days lapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to (i) the Alternate Base Rate plus 2%, with respect to Overline Loans with an aggregate outstanding principal amount of up to $15,000,000 and (ii) the Alternate Base Rate plus 3% with respect to the outstanding principal amount of Overline Loans in excess of $15,000,000."

                 I. Section 2.10 of the Credit Agreement is hereby amended by inserting the phrase "(other than an Overline Borrowing)" immediately after the phrase "any ABR Borrowing" in clause (b) of such Section.

                 J. Subsection 2.11(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                 "(a)     The Term Borrowings shall be payable as to principal
         in consecutive installments payable on the dates (each, a "REPAYMENT DATE") and in the amounts set forth below:

          REPAYMENT DATE                                    AMOUNT
          --------------                                    ------
          March 31, 1996                                 $10,300,000
          April 30, 1996                                  10,300,000
          June 30, 1996                                   10,600,000
          September 30, 1996                              10,600,000
          December 31, 1996                               20,600,000
          March 31, 1997                                 137,600,000


                 K. Subsection 2.11(b) of the Credit Agreement is hereby amended by (i) deleting the first sentence thereof and substituting "Each prepayment of principal of the Term Borrowings pursuant to paragraph (a) or (d) of Section 2.12 shall be applied in the order of maturity; provided that at least $5,000,000 of each of the payments due on June 30, 1996, September 30, 1996 and December 31, 1996 shall be derived from cash flow from operations of Coram and its Subsidiaries and shall not be derived from the proceeds of asset sales" and (ii) by deleting the phrase "(d) or" from the second sentence thereof.

                 L. Subsection 2.12(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                 "(c)     If on any date the sum of the Aggregate Revolving
         Credit Exposure and the Aggregate Overline Exposure shall exceed the lesser of (i) the sum of the Total Revolving Credit Commitment and the Total Overline Commitment (as each may be reduced from time to time in accordance with the Agreement) and (ii) the Borrowing Base in effect on such date, the Borrower shall on such date apply an amount equal to such excess first, to prepay the then outstanding

         Overline Loans (if any), second, to the extent of any remaining excess (after prepayment of the Overline Loans), to prepay the then outstanding Revolving Loans (if any), and third, to the extent of any remaining excess (after prepayment of the Overline Loans and Revolving Loans), to replace outstanding Letters of Credit (provided that Overline Letters of Credit shall be replaced before Revolving Credit Letters of Credit) and/or deposit an amount in cash in the L/C Collateral Amount."


                 M. Subsection 2.12(d) of the Credit Agreement is hereby amended by inserting the following at the end of the first sentence contained therein:

         "; provided that, with the prior written consent of Required Lenders, Coram or any of its Subsidiaries shall be permitted to keep all or any specified portion of the Net Proceeds from any sale by Coram or any of its Subsidiaries of accounts receivable; provided however, that it is understood and agreed that no Lender shall have any obligation to grant such consent and nothing in this subsection shall be deemed to be a consent by any Lender to any release of Collateral."

                 N. Section 2.16 of the Credit Agreement is hereby amended by inserting: the phrase "the Overline Commitments," immediately before the phrase "the Term Loan Commitments" contained therein.

                 O. Section 2.17 of the Credit Agreement is hereby amended by inserting the following at the end of the first sentence thereof:

         "; provided further, however, that before making the purchases and deemed purchases contemplated by the foregoing, such Lender shall be deemed to have purchased from the applicable Overline Lenders, and shall promptly pay to such Overline Lenders (to the extent of amounts received by the applicable Lender) the purchase price for, participations in the Overline Loans until the Overline Loans, and all interest and fees in respect thereof, have been paid in full."

                 P. Subsections 2.21(a), (b) and (c) of the Credit Agreement are hereby amended and restated in their entirety as follows:

                 "(a) General (i) Fronting Bank and Lenders hereby agree to maintain the Letters of Credit outstanding on the Fourth Amendment Effective Date and, upon the expiration of any such Letter of Credit and subject to the terms and conditions hereof, to renew such Letters of Credit; provided that in no event shall the stated amount of any such Letter of Credit be increased nor shall any such renewed Letter of Credit expire on any date after the date that is five Business Days prior to the Revolving Credit Maturity Date.

                          (ii)   From and after the Fourth Amendment
         Effective Date, the Borrower may request the issuance of any Overline Letter of Credit for the purpose of supporting the Borrower's workmen's compensation obligations in a form reasonably acceptable to the Administrative Agent and the Fronting Bank, appropriately completed, for the account of the Borrower, at any time and from time to time while the Overline Commitments remain in effect; provided that in no event shall the Aggregate Overline L/C Exposure exceed $2,500,000.

                          (iii) This Section 2.21 shall not be construed to impose an obligation upon the Fronting Bank to issue or renew any Letter of Credit that is inconsistent with the terms of this Agreement.

                 (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Fronting Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare such Letter of Credit. Following receipt of such notice and prior to the issuance of the requested Letter of Credit or the applicable amendment, renewal or extension, the Administrative Agent shall notify the Borrower and the Fronting Bank of the amounts of the Aggregate Revolving Credit Exposure and the Aggregate Overline Exposure, respectively, after giving effect to (i) the issuance, amendment, renewal or extension of such Letter of Credit, (ii) the issuance or expiration of any other Letter of Credit that is to be issued or will expire prior to the requested date of issuance of such Letter of Credit and (iii) the borrowing or repayment of any Revolving Credit Loans and Overline Loans, as applicable, that (based upon notices delivered to the Administrative Agent by the Borrower) are to be borrowed or repaid prior to the requested date of issuance of such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the Revolving Credit L/C Exposure shall not increase, (B) the Overline L/C Exposure shall not exceed $2,500,000 and (C) the sum of the Aggregate Revolving Credit Exposure and the Aggregate Overline Exposure shall not exceed the lesser of (x) the sum of Total Revolving Credit Commitment and the Total Overline Commitment and (y) the Borrowing Base in effect at such time.

                 (c) Expiration Date. (i) Each Letter of Credit shall expire at the close of business on the earlier of the date 12 months after the date of issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Credit Maturity Date or the Overline Maturity Date, as applicable, unless such Letter of Credit expires by its terms on an earlier date, provided that a Letter of Credit shall not be issued (nor shall a Letter of Credit be amended, renewed or extended) if that would result in the sum of the Aggregate Revolving Credit Exposure and the Aggregate Overline Exposure exceeding the lesser of (A) the sum of the Total Revolving Credit Commitment and the Total Overline Commitment and (B) the Borrowing Base in effect at such time. Compliance with the foregoing proviso shall be determined based upon the assumption that (1) each Letter of Credit remains outstanding and undrawn in accordance with its terms until its expiration date (taking into account any rights of renewal of extension that do not require written notice by or consent of the Fronting Bank, in its sole discretion, in order to effect such renewal or extension), (2) neither the Revolving Credit Commitments nor the Overline Commitments will be reduced voluntarily pursuant to
         Section 2.09(b) and (3) the Borrowing Base in effect on the proposed date of issuance, amendment, renewal or extension will not change.

                          (ii) Each Letter of Credit may, in the absolute discretion of the Fronting Bank, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less unless the Fronting Bank notifies the beneficiary thereof at least 60 days prior to the then-applicable expiry date that such Letter of Credit will not be renewed; provided that in no event shall any Letter of Credit be renewed beyond the date that is five Business Days prior to the Revolving Credit Maturity Date or the Overline Maturity Date, as applicable."

                 2.3      AMENDMENTS TO ARTICLE III: REPRESENTATIONS AND
                          WARRANTIES.

                 Subsection 3.06 of the Credit Agreement is hereby amended by deleting the date "December 31, 1994" therefrom and substituting "the Fourth Amendment Effective Date" therefor.

                 2.4      AMENDMENTS TO ARTICLE V:  AFFIRMATIVE COVENANTS.

                 Section 5.04 of the Credit Agreement is hereby amended by (i) deleting the word "and" from the end of clause (j), (ii) deleting the punctuations "." from clause (k) and substituting "; and" therefor and (iii) inserting the following clause (l):

                          "(l) within (i) ten days after the end of each calendar month, a statement of receipts and disbursements (ii) 15 Business Days after the end of each calendar month, a statement of estimated net revenues and (iii) 30 days after the end of each calendar month, a profit/loss statement, in each case on a consolidated basis for

                          Coram and its Subsidiaries (excluding, in the case of the statement of receipts and disbursements, any receipts required to be paid to Caremark) for the immediately preceding month and substantially in the form contained in the Fourth Amendment Projections; provided that, commencing with the statements delivered for the month ending March 31, 1996, the statements delivered pursuant to clauses (ii) and
                          (iii) of this subsection shall be delivered within 20 days after the end of the applicable month."

                 2.5      AMENDMENTS TO ARTICLE VI: NEGATIVE COMMENTS.

                 A. Article VI of the Credit Agreement is hereby amended by deleting Sections 6.12, 6.13, 6.14 and 6.15 therefrom in their entirety and substituting the following therefor:

                 "Section 6.12 Net Revenues. Permit aggregate Net Revenues, as reported in the consolidated statement of revenues delivered pursuant to subsection 5.04(l) (iii) and calculated on the same basis as in the projected financial statements contained in the Coram Healthcare Business Plan Presentation to the Bank Syndicate dated October 2, 1995 and delivered to Lenders on September 28, 1995, including the Appendix thereto (the "FOURTH AMENDMENT PROJECTIONS"), for any period set forth below to be less than the corresponding amount set forth below:

                   PERIOD                                         AMOUNT
                   ------                                         ------
          September 1, 1995 - October 31, 1995                $101,100,000
          October 1, 1995 - November 30, 1995                   93,600,000
          November 1, 1995 - December 31, 1995                  88,300,000
          December 1, 1995 - January 31, 1996                   89,400,000
          January 1, 1996 - February 28, 1996                   93,000,000
          February 1, 1996 - March 31, 1996                     93,300,000
          March 1, 1996 - April 30, 1996                        93,400,000
          April 1, 1996 - May 31, 1996                          93,500,000
          May 1, 1996 - June 30, 1996                           94,100,000
          June 1, 1996 - July 31, 1996                          94,100,000
          July 1, 1996 - August 31, 1996                        94,700,000
          August 1, 1996 - September 30, 1996                   94,800,000
          September 1, 1996 - October 31, 1996                  93,700,000
          October 1, 1996 - November 30, 1996                   93,000,000
          November 1, 1996 - December 31, 1996                  93,000,000
          December 1, 1996 - January 31, 1997                   93,000,000
          January 1, 1997 - February 28, 1997                   93,000,000

         ; provided that upon the sale or other disposition by any Subsidiary of the Borrower of its interest in any Lithotripsy Partnership, the amounts set forth above in this Section 6.12 for the periods subsequent to such sale or disposition shall be automatically reduced by the applicable amounts set forth in Part I of Annex VI to the Fourth Amendment for the corresponding periods to adjust for the effect of such sale or other disposition.

                 Section 6.13 Recurring EBITDA. Permit Recurring EBITDA, as reported in the consolidated profit/loss statements delivered pursuant to Section 5.04(l) (iii) and calculated on the same basis as in the Fourth Amendment Projections, for any period set forth below to be less than the corresponding amount set forth below:

                   PERIOD                                          AMOUNT
                   ------                                          ------
          September 1, 1995 - October 31, 1995                    $(200,000)
          October 1, 1995 - November 30, 1995                       400,000
          November 1, 1995 - December 31, 1995                   (1,100,000)
          December 1, 1995 - January 31, 1996                     3,100,000
          January 1, 1996 - February 28, 1996                     8,400,000
          February 1, 1996 - March 31, 1996                       8,900,000
          March 1, 1996 - April 30, 1996                          9,000,000
          April 1, 1996 - May 31, 1996                            8,900,000
          May 1, 1996 - June 30, 1996                             9,000,000
          June 1, 1996 - July 31, 1996                            9,300,000
          July 1, 1996 - August 31, 1996                          9,800,000
          August 1, 1996 - September 30, 1996                     9,800,000
          September 1, 1996 - October 31, 1996                    9,200,000
          October 1, 1996 - November 30, 1996                     8,800,000
          November 1, 1996 - December 31, 1996                    8,700,000
          December 1, 1996 - January 31, 1997                     8,500,000
          January 1, 1997 - February 28, 1997                     8,500,000

         ; provided that if the consolidated profit/loss statement delivered pursuant to Section 5.04(l)(iii) with respect to any period ending on or before December 31, 1995 indicate that Recurring EBITDA for any applicable period is less than the corresponding amount set forth above, the Borrower shall have an additional period of 30 days after delivery of such statement to review the calculation of Recurring EBITDA and make any appropriate corrections or adjustments to such consolidated profit/loss statement and provide such recalculation of Recurring EBITDA to the Administrative Agent and the Lenders at the end of such 30 day period and; provided further that upon the sale or other disposition by any Subsidiary of the Borrower of its interest in any Lithotripsy Partnership, the amounts set forth above in this
         Section 6.13 for the periods subsequent to such sale or disposition shall be automatically reduced by the applicable amounts set forth in Part II of Annex VI to the Fourth Amendment for the corresponding periods to adjust for the effect of such sale or other disposition.

                 Section 6.14 Operating Cash Flow Receipts. Permit the aggregate operating cash flow receipts on a consolidated basis for Coram and its Subsidiaries (excluding any amounts required to be paid to Caremark), as reported in the statements of consolidated receipts and disbursements delivered pursuant to Section 5.04(l) (i) and calculated on the same basis as in the Fourth Amendment Projections, for any period set forth below to be less than the corresponding amount set forth below:

                  PERIOD                                             AMOUNT
                  ------                                             ------
         September 1, 1995 - October 31, 1995                     $81,600,000
         October 1, 1995 - November 30, 1995                       81,200,000
         November 1, 1995 - December 31, 1995                      81,200,000
         December 1, 1995 - January 31, 1996                       89,200,000
         January 1, 1996 - February 28, 1996                      100,100,000
         February 1, 1996 - March 31, 1996                        100,400,000
         March 1, 1996 - April 30, 1996                            97,800,000
         April 1, 1996 - May 31, 1996                              97,300,000
         May 1, 1996 - June 30, 1996                               97,600,000
         June 1, 1996 - July 31, 1996                              98,100,000
         July 1, 1996 - August 31, 1996                            98,500,000
         August 1, 1996 - September 30, 1996                       99,200,000
         September 1, 1996 - October 31, 1996                      99,400,000
         October 1, 1996 - November 30, 1996                      100,100,000
         November 1, 1996 - December 31, 1996                     100,100,000
         December 1, 1996 - January 31, 1997                       95,000,000
         January 1, 1997 - February 28, 1997                       95,000,000

         ; provided that, if management implements programs to accelerate the collection of receivables, this subsection may, subject to the prior written consent of the Required Lenders (it being understood and agreed that no Lender shall have any obligation to grant such consent),
         be adjusted to reflect reduced operating cash flow receipts    in
         subsequent months.

                 Section 6.15 Cash Disbursements. Permit the aggregate total uses from operations on a consolidated basis for Coram and its Subsidiaries, as reported in the statements of consolidated receipts and disbursements delivered pursuant to Section 5.04(l) (i) and calculated on the same basis as in the Fourth Amendment Projections, for any period set forth below to exceed the corresponding amount set forth below:

                  PERIOD                                             AMOUNT
                  ------                                             ------
         October 1, 1995 - October 31, 1995                       $ 64,700,000


                       PERIOD                                       AMOUNT
                       ------                                       ------
         October 1, 1995 - November 30, 1995                      117,900,000
         November 1, 1995 - December 31, 1995                     106,500,000
         December 1, 1995 - January 31, 1996                       90,900,000
         January 1, 1996 - February 28, 1996                       85,200,000
         February 1, 1996 - March 31, 1996                         84,700,000
         March 1, 1996 - April 30, 1996                            83,800,000
         April 1, 1996 - May 31, 1996                              80,400,000
         May 1, 1996 - June 30, 1996                               79,100,000
         June 1, 1996 - July 31, 1996                              79,200,000
         July 1, 1996 - August 31, 1996                            79,900,000
         August 1, 1996 - September 30, 1996                       80,100,000
         September 1, 1996 - October 31, 1996                      79,900,000
         October 1, 1996 - November 30, 1996                       80,000,000
         November 1, 1996 - December 31, 1996                      79,700,000
         December 1, 1996 - January 31, 1997                       90,000,000
         January 1, 1997 - February 28, 1997                       90,000,000

; provided that, the maximum disbursements permitted pursuant to this Section
6.14 for the periods subsequent to any sale or disposition by any Subsidiary of the Borrower of its interest in any Lithotripsy Partnership shall be automatically reduced by the applicable amounts set forth in Part III of Annex VI to the Fourth Amendment for the corresponding periods if, after giving effect to such sale or other disposition, the aggregate percentage revenues represented by such sold or disposed Lithotripsy Partnerships (calculated in accordance with the percentages set forth in Part III of Annex VI) exceeds 33.3%; and provided further, that if net revenues are in excess of the base plan contained in the Fourth Amendment Projections, this subsection may, subject to the prior written consent of the Required Lenders (it being understood and agreed that no Lender shall have any obligation to grant such consent), be adjusted to the disbursement levels of the upside plan contained in the Fourth Amendment Projections."

                 2.6      AMENDMENTS TO ARTICLE VII:  EVENTS OF DEFAULT.

                 Article VII of the Credit Agreement is hereby amended by (i) deleting the word "or" from the end of clause (n) contained therein, (ii) inserting the word "or" at the end of clause (o) and (iii) inserting the following clause (p) immediately after clause (o) contained therein:

                 "(p) the employment contract delivered pursuant to Section 5.L of the Fourth Amendment shall cease to be in full force and effect or Donald Amaral shall cease to be the chief executive officer of the Borrower for any reason;"

                 2.7      AMENDMENTS TO ARTICLE IX:  MISCELLANEOUS.

                 Subsection 9.08(b) of the Credit Agreement is hereby amended by (i) deleting the phrase "Subordinated Bridge Note, Subordinated Rollover Note, Refinancing Note or Subordinated Guarantee or any extension, renewal or refinancing of any thereof" from clause (iv) thereof and substituting therefor the phrase "any Indebtedness other than the Obligations and (ii) inserting the phrase "amend Section 4.B of the Fourth Amendment," at the beginning of clause
(v) contained therein.

                 2.8      AMENDMENTS TO THE CREDIT AGREEMENT SCHEDULES.

                 The Credit Agreement is hereby amended by deleting the existing Schedule 2.01 therefrom and substituting therefor the Schedule attached as Annex I hereto.


                 SECTION 3.  AMENDMENTS TO SECURITY DOCUMENTS

                 3.1      AMENDMENTS TO THE PLEDGE AGREEMENT.

                 A. Article III of the Pledge Agreement is hereby amended by (i) deleting the word "and" from the end of clause (g) thereof, (ii) deleting the punctuation "." from the end of clause (h) thereof and adding the following clause (i) at the end of such Article"

                 "(i) each Pledgor shall cause each Issuer of any Pledged Securities not to issue any stock or other equity securities (including without limitation all securities convertible into and warrants, options and other rights to purchase stock) unless such stock or other securities and the proceeds thereof are pledged hereunder (or pursuant to a pledge agreement satisfactory in form and substance to Collateral Agent) to secure the Obligations.

                 B. Section 4.02 of the Pledge Agreement is hereby amended by adding the following immediately after the phrase "owed to the Secured Parties" in clause SECOND thereof:

         "; provided that such amounts shall be applied to the satisfaction of Obligations relating to the Overline Loans before application to the other Obligations."

                 3.2      AMENDMENTS TO THE SECURITY AGREEMENT.

                 Section 7.2 of the Security Agreement is hereby amended by adding the following immediately after the phrase "owed to the Secured Parties" in clause SECOND thereof:

         "; provided that such amounts shall be applied to the satisfaction of Obligations relating to the Overline Loans before application to the other Obligations."

                 3.3      AMENDMENTS TO THE INTELLECTUAL PROPERTY SECURITY
                          AGREEMENT.

                 Section 5.03 of the Intellectual Property Security Agreement is hereby amended by adding the following immediately after the phrase "owed to the Secured Parties" in clause SECOND thereof:

         "; provided that such amounts shall be applied to the satisfaction of Obligations relating to the Overline Loans before application to the other Obligations."


                 SECTION 4.  OTHER AGREEMENTS

                 A. REVOLVING CREDIT COMMITMENT. Notwithstanding any of the terms or provisions of the Credit Agreement, the Borrower agrees (i) that any unused Revolving Credit Commitments hereby terminate and (ii) that the aggregate principal amount of Revolving Loans outstanding and the total L/C Exposure shall not exceed an amount equal to $35,835,600 minus the aggregate amount of principal payments and reductions in L/C Exposure subsequent to the Fourth Amendment Effective Date. In addition, the Borrower hereby affirms its obligations to make all prepayments required pursuant to subsection 2.12(c) of the Amended Agreement.

                 B. PRIORITY OF OVERLINE LOANS. The Lenders hereby agree that, except as expressly provided in the Amended Agreement, all payments of principal, interest and other amounts due under the Credit Agreement shall be applied first to amounts due in respect of the Overline Loans before application to amounts due in respect of the Term Loans, Revolving Loans or the Letters of Credit; provided however, that upon the occurrence and during the continuance of an Event of Default, notwithstanding anything to the contrary contained in the Amended Agreement, all payments of principal, interest and other amounts shall be applied first to amounts due in respect of the Overline Loans. Moreover, to the extent amounts have been received after the Fourth Amendment Effective Date in respect of the principal of the Term Loans and the Revolving Loans or reimbursement obligations in respect of the Letters of Credit, Lenders shall, in proportion to their respective Applicable Percentages or pro rata share of the Term Loans, as applicable, purchase participations in the Overline Loans from the Overline Lenders, (and pay the Overline Lenders in cash for such participations) to the extent that, upon termination of the Overline Commitments in accordance with the Credit Agreement, all principal of, interest on and other amounts due in respect of the Overline Loans have not
been paid in full in cash.  The provisions of this Section   4.B are solely for
the benefit of the Overline Lenders and none of Coram, the Borrower or the Subsidiary Guarantors shall have any rights hereunder.

                 C. TAX REFUNDS. Coram, the Borrower, each Subsidiary Guarantor and the Lenders hereby agree that the Borrower shall prepay the Overline Loans on each date any Loan Party receives a tax refund in an amount equal to the amount of such tax refund; provided that the Overline Commitments shall not be reduced on account of such prepayment; provided further that the Loan Parties may retain, and shall not be required to make prepayments with, tax refunds (other than amounts received in respect of the federal tax refund claim filed for the period ending September 30, 1995) in an aggregate amount not to exceed $500,000, measured on a cumulative basis from the Fourth Amendment Effective Date.

                 D. LITHOTRIPSY PARTNERSHIP PROCEEDS; RELEASES OF CERTAIN COLLATERAL. Notwithstanding anything to the contrary contained in the Credit Agreement, including Section 2.12(d) thereof, upon a sale or other disposition by any Subsidiary of the Borrower of all of such Subsidiary's interest in any of the entities set forth on Annex II hereto (each a "LITHOTRIPSY PARTNERSHIP") , a portion of the Net Proceeds from such sale or other disposition in an amount equal to the amount set forth on Annex II corresponding to the applicable Lithotripsy Partnership shall be deposited in the Special Collateral Account (as defined in the First Amendment) as collateral for the Obligations and applied as provided in Section 4(f) of the First Amendment and the remaining portion of such Net Proceeds shall be applied in payment of the Obligations in accordance with the Amended Agreement; provided that in no event shall the aggregate amount of Net Proceeds deposited in the Special Collateral Account pursuant to this Section 4.D exceed $20,000,000; provided further that any of such Net Proceeds released to the Borrower in accordance with the provisions of Section 4(f) of the First Amendment may be applied by the Borrower to the principal payments required to be made from cash flow from operations pursuant to subsection 2.11(b).

                 Notwithstanding anything to the contrary contained in the Credit Agreement, the Collateral Agent shall not release any Collateral (other than a release from the Special Collateral Account in accordance with the terms of the First Amendment) in connection with a sale or other disposition of any asset or property by a Loan Party (whether in one transaction or a series of related transactions) if the Net Proceeds of such Collateral exceeds $10,000,000 without the prior written consent of all Lenders.

                 E. CERTAIN OTHER INDEBTEDNESS. The Borrower has revised its estimate of the aggregate amount of payments required to be made by Coram and its Subsidiaries on a consolidated basis in respect of Earn-out Obligations and notes representing the deferred purchase price of prior acquisitions (collectively, the "SPECIFIED OTHER INDEBTEDNESS") from the estimate included in the Fourth Amendment Projections (as defined in the Amended Agreement) such that the amount the Borrower now estimates to be paid in connection with such Specified Other Indebtedness, measured on a cumulative basis from the Fourth Amendment Effective Date to the Revolving Maturity Date, is $3,700,000 and hereby covenants and agrees that the aggregate amount of cash payments (whether for principal, interest or otherwise) in respect of all such Specified

Other Indebtedness, measured on a cumulative basis from the Fourth Amendment Effective Date to the Revolving Maturity Date, shall not exceed such sum.


                 SECTION 5.  CONDITIONS TO EFFECTIVENESS

                 Sections 1, 2 and 3 of this Amendment shall become effective only upon the satisfaction of all of the following conditions (the date of satisfaction of such conditions being referred to herein as the "FOURTH AMENDMENT EFFECTIVE DATE"):

                 A. AMENDMENT DOCUMENTS. The Administrative Agent shall have received (i) a counterpart of this Amendment, duly executed and delivered by an authorized officer of Coram, the Borrower, each Subsidiary Guarantor, each Lender and the Fronting Bank and (ii) a promissory note duly executed by the Borrower in favor of each Lender (collectively, the "AMENDMENT FEE NOTES") substantially in the form attached hereto as Annex III.

                 B. WARRANT AGREEMENT. The Borrower shall have executed and delivered the warrant agreement (the "WARRANT AGREEMENT") substantially in the form attached hereto as Annex IV and satisfactory in all respects to the Administrative Agent and the Warrant Agreement shall have become effective in accordance with its terms. The warrants provided for thereunder (the "WARRANTS") shall have been issued to the Lenders pursuant to the Warrant Agreement in the respective amounts provided therein.

                 C. CORPORATE PROCEEDINGS OF THE LOAN PARTIES. The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing (i) the execution, delivery and performance of each of this Amendment, the Amendment Fee Notes, the Warrant Agreement and the Warrants (collectively, the "AMENDMENT DOCUMENTS") to which such Loan Party is a party and (ii) with respect to the Borrower, the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the applicable Loan Party as of the Fourth Amendment Effective Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                 D. INCUMBENCY CERTIFICATE. The Administrative Agent shall have received a Certificate of each Loan Party, dated as of the Fourth Amendment Effective Date, as to the incumbency and signature of the officers of the applicable Loan Party executing any Amendment Document satisfactory in form and substance to the Administrative Agent.

                 E. CORPORATE DOCUMENTS. The Administrative Agent shall have received either (i) true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Fourth Amendment Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the applicable Loan Party or (ii) a certificate executed by an officer of the applicable Loan Party, dated as of the Fourth Amendment Effective Date, certifying that the certificate of incorporation and bylaws of such Loan Party have not been amended, supplemented or otherwise modified subsequent to the Closing Date.

                 F. GOOD STANDING CERTIFICATES. The Administrative Agent shall have received copies of good standing certificates (together with verification of tax status) dated as of a recent date prior to the Fourth Amendment Effective Date, and certified by the Secretary of State of Delaware with respect to Coram and the Borrower .

                 G. CONSENTS, LICENSES, APPROVALS, ETC. The Administrative Agent shall have received, a certificate of an officer of the Borrower either (i) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Loan Parties, and the validity and enforceability against the Borrower of, the Amendment Documents and such consents, licenses and approvals shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required.

                 H. LEGAL OPINION. The Administrative Agent shall have received, with a counterpart for each Lender, the executed legal opinions of Brobeck, Phleger & Harrison, L.L.P. and Winthrop, Stimson, Putnam & Roberts, counsel to the Loan Parties, substantially in the forms of Annex VA and V-B hereto, respectively.

                 I. PAYMENT OF FEES AND EXPENSES. The Borrower shall have paid to the Administrative Agent (i) for distribution to the Overline Lenders pro rata in accordance with their respective Overline Commitments, a facility fee in an aggregate amount equal to $625,000 and (ii) for distribution to the applicable parties, all other fees and expenses required to be paid by it on or prior to the Fourth Amendment Effective Date.

                 J. ASSIGNMENT OF TAX REFUND. Coram and the Borrower shall have executed a separate assignment of all tax refunds claimed by either Coram and the Borrower and such assignment shall (i) acknowledge Collateral Agent's existing security interest in all such tax refunds and (ii) be satisfactory in form and substance to Collateral Agent.

                 K. EMPLOYMENT AGREEMENT. The Lenders shall have received copies of an executed employment agreement for Donald J. Amaral and such agreement shall be satisfactory in form and substance to the Administrative Agent.

                 L. SUBORDINATED DEBT AMENDMENT. The Lenders shall have received a copy of an executed amendment to the Securities Purchase Agreement which amendment shall, among other things, defer all cash payments (whether for interest, principal or otherwise) in respect of the Subordinated Bridge Notes until March 31, 1997 and such amendment shall be satisfactory in form and substance to the Administrative Agent.

                 M. SPECIAL COLLATERAL ACCOUNT. All amounts on deposit in the Special Collateral Account (as defined in the First Amendment) shall be applied in payment of the Term Loans and credited against the scheduled principal payments in forward order of maturity.

                 N. NOTES RECEIVABLE. The Loan Parties shall have delivered to Collateral Agent, properly endorsed to the order of Collateral Agent, all notes or other instruments issued by any employee in favor of any Loan Party and any other debt instruments held by any Loan Party (other than that certain promissory note executed by Mark Emery in the original principal amount of $50,000) and the applicable Loan Parties shall have executed any amendments necessary to the Pledge Agreement to pledge such notes thereunder to secure the Obligations.

                 O. SUBSIDIARY GUARANTORS. The Administrative Agent shall have received evidence that each Subsidiary Guarantor as of the Closing Date that is not a Subsidiary Guarantor named on Exhibit A hereto shall have been merged into another Loan Party or shall have otherwise ceased to exist, and all such evidence shall be satisfactory in form and substance to the Administrative Agent.

                 P. REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in the Amended Agreement shall be true, correct and complete in all material respects on and as of the Fourth Amendment Effective Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date.


                 SECTION 6.  REPRESENTATIONS AND WARRANTIES

                 Each of Coram, the Borrower and each of the Subsidiary Guarantors represents and warrants to each of the Lenders that:

                 A. The execution, delivery and performance of the Amendment Documents by each of the Loan Parties party thereto (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Coram, the Borrower or any other Loan Party, (B) any order of any Governmental Authority or (C) any provisions of any indenture, agreement or other instrument to which any Loan Party is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets of any Loan Party.

                 B. Each Loan Party has all requisite corporate power and authority to enter into each Amendment Document to which it is a party and to carry out the transactions contemplated by, and perform its obligations under, the Amendment Documents to which it is a party and, with respect to Coram and the Borrower, the Amended Agreement. Each Amendment Document has been duly executed and delivered by each Loan Party party thereto and each Amendment Document and the Amended Agreement constitutes a legal, valid and binding obligation of each Loan Party party thereto enforceable against each such Loan Party in accordance with its terms.



                 SECTION 7.  APPLICABLE LAW

                 THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                 SECTION 8.  NO NOVATION

                 Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any party under the Credit Agreement, the First Amendment, the Second Amendment or the Third Amendment (including, without limitation, rights under the access letter delivered pursuant to
Section 4.A of the Third Amendment), nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, the First Amendment, the Second Amendment or the Third Amendment, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

                 Each Loan Party acknowledges and agrees that (i) each of the Guarantee Agreements and Security Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution and effectiveness of this Amendment , (ii) that the term "Obligations" as used in the Guarantee Agreements and the Security Documents
shall include all obligations under the   Amended Agreement in respect of the
Overline Loans and (iii) all Obligations outstanding under the Amended Agreement on the date hereof are owing without defense, offset or counterclaim of any kind.

                 SECTION 9.  RELEASE

                 Although Coram, the Borrower and the Subsidiary Guarantors do not believe that they have any claims against Administrative Agent, Collateral Agent, the Fronting Bank, or any of the Lenders, each is willing to provide such parties with a general and total release of all such claims in consideration of the extensions and other benefits which the Loan Parties will receive pursuant to this Amendment. Accordingly, each Loan Party, for itself, each of its Subsidiaries and any successor of such Loan Party or such Subsidiary, hereby knowingly, voluntarily, intentionally and irrevocably releases and discharges Administrative Agent, Collateral Agent, the Fronting Bank, each Lender (including each Overline Lender) and each of their respective officers, directors, agents, affiliates and counsel (each a "RELEASEE") from any and all actions, causes of action, suits, sums of money, controversies, variances, trespasses, damages, judgments, extents, executions, losses, liabilities, costs, expenses, debts, dues, demands, obligations or other claims of any kind whatsoever, in law, admiralty or equity, which such Loan Party or any of its Subsidiaries ever had, now have or hereafter can, shall or may have against any Releasee for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Fourth Amendment Effective Date; provided however, that nothing contained in this release shall be construed to waive or alter any right of the Loan Parties to claims that may arise hereafter under sections 542, 543, 544, 545, 547, 548 and 551 of the Federal Bankruptcy Code.


                 SECTION 10. COUNTERPARTS; EFFECTIVENESS

                 This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Amendment. This Amendment (other than the provisions of Sections 1, 2 and 3 which shall become effective as provided in Section 5 hereof) shall become effective upon execution of a counterpart hereof by the Borrower, Coram, each Subsidiary Guarantor, each Lender and authorization of delivery of such counterparts.


                 SECTION 11. MISCELLANEOUS

                 A. The Borrower acknowledges that all costs, fees and expenses as described in subsection 9.05 of the Credit Agreement, or otherwise provided for under the Loan Documents, incurred with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

                 B. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                 [Remainder of page intentionally left blank.]

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                                        CORAM HEALTHCARE CORPORATION


                                        By:______________________________
                                           Name:
                                           Title:



                                        CORAM, INC.


                                        By:______________________________
                                           Name:
                                           Title:



                                        EACH SUBSIDIARY GUARANTOR LISTED
                                        ON EXHIBIT A


                                        By:______________________________
                                           Name:
                                           Title:



                                        CHEMICAL BANK, individually and as
                                        Administrative Agent, Collateral
                                        Agent and Fronting Bank


                                        By:______________________________
                                           Name:
                                           Title:

                                        BANK OF IRELAND GRAND CAYMAN


                                        By:______________________________
                                           Name:
                                           Title:



                                        THE BANK OF NOVA SCOTIA


                                        By:______________________________
                                           Name:
                                           Title:



                                        BANK POLSKA KASA OPIEKI, S.A.


                                        By:______________________________
                                           Name:
                                           Title:



                                        BHF - BANK AKTIENGESELLSCHAFT
                                        (F/K/A Berliner Handels-Und
                                        Frankfurter Bank Grand Cayman Branch)


                                        By:______________________________
                                           Name:
                                           Title:


                                        CERBERUS PARTNERS, L.P.


                                        By:______________________________
                                           Name:
                                           Title:

                                        CHL HIGH YIELD LOAN PORTFOLIO
                                        (a Unit of Chemical Bank),


                                        By:______________________________
                                           Name:
                                           Title:



                                        CREDIT LYONNAIS CAYMAN ISLAND
                                        BRANCH


                                        By:______________________________
                                           Name:
                                           Title:



                                        THE FIRST NATIONAL BANK OF BOSTON


                                        By:______________________________
                                           Name:
                                           Title:



                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By:______________________________
                                           Name:
                                           Title:



                                        FIRST UNION NATIONAL BANK OF NORTH
                                        CAROLINA


                                        By:______________________________
                                           Name:
                                           Title:

                                        THE MITSUBISHI BANK, LIMITED
                                        CHICAGO BRANCH


                                        By:______________________________
                                           Name:
                                           Title:



                                        NBD BANK


                                        By:______________________________
                                           Name:
                                           Title:



                                        NATIONSBANK OF TEXAS, N.A.


                                        By:______________________________
                                           Name:
                                           Title:



                                        NOMURA HOLDING AMERICA, INC.


                                        By:______________________________
                                           Name:
                                           Title:

                                        PEARL STREET


                                        By:______________________________
                                           Name:
                                           Title:


                                        THE SUMITOMO TRUST & BANKING
                                        COMPANY, LTD., NEW YORK BRANCH


                                        By:______________________________
                                           Name:
                                           Title:

***************************************************************************
*                                                                         *
*  THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE     *
*  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR   *
*  ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD, UNLESS THEY  *
*  HAVE BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES    *
*  LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN    *
*  ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN      *
*  THIS WARRANT OR IN A TRANSFER UPON THE EXERCISE OF CERTAIN "TAG-ALONG  *
*  RIGHTS" SET FORTH IN THE WARRANT AGREEMENT DATED AS OF OCTOBER 13,     *
*  1995, A COPY OF WHICH MAY BE OBTAINED FROM COMPANY AT ITS PRINCIPAL    *
*  EXECUTIVE OFFICE.  THE HOLDER OF THIS WARRANT IS ALSO OBLIGATED TO     *
*  SELL THE COMMON STOCK ISSUED UPON THE EXERCISE HEREOF IN ACCORDANCE    *
*  WITH CERTAIN "DRAG-ALONG" RIGHTS HELD BY CORAM HEALTHCARE              *
*  CORPORATION, AS SET FORTH HEREIN.  THE NUMBER OF WARRANT SHARES        *
*  ISSUABLE UPON THE EXERCISE HEREOF SHALL BE REDUCED UPON THE EXERCISE   *
*  BY THE HOLDER OF CERTAIN WARRANTS ISSUED BY CORAM HEALTHCARE           *
*  CORPORATION, AS SET FORTH HEREIN.                                      *
*                                                                         *
***************************************************************************




                                  CORAM, INC.


               Warrant for the Purchase of Shares of Common Stock



No. R-                                                   [      ] Warrant Shares



                 FOR VALUE RECEIVED, CORAM, INC. ("Company"), a Delaware corporation, hereby certifies that __________ ("Purchaser"), or its registered assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from Company, at any time or from time to time during the Exercise Period, as hereinafter defined, an aggregate of [_________________ ____ ([________])] fully paid and nonassessable Warrant Shares, as hereinafter defined, at a purchase price per share equal to the Exercise Price as hereinafter defined. The number of Warrant Shares to be received upon the exercise of this Warrant is subject to adjustment from time to time as hereinafter set forth.

                 Section 1. Definitions. Terms defined in the Warrant Agreement dated as of October 13, 1995 among Company, Coram Healthcare Corporation, a Delaware corporation ("Holdings"), and the other purchasers (including Purchaser) of Warrants and Holdings Warrants named therein, (as in effect from time to time, the "Warrant Agreement") unless otherwise defined herein are used herein as therein defined. The following additional terms as used herein, have the following respective meanings:

                 "Additional Shares" means any shares of Common Stock other than Common Stock issued upon the exercise of any Warrant.

                 "Appraiser" has the meaning set forth in Section 7(d)(iii).

                 "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

                 "Common Stock" means the authorized Common Stock, par value $1.00 per share of Company, and any stock into which such Common Stock may hereafter be converted or changed.

                 "Convertible Securities" means rights to subscribe for, or any rights or options to purchase, shares of Common Stock, or any stock or other securities convertible into or exchangeable for shares of Common Stock.

                 "Current Market Price" means for shares of Common Stock the current market price of such Common Stock as determined in accordance with section 7(d).

                 "Exercise Period" means the period from and including the date hereof to and including the earliest to occur of (i) 5:00 p.m. (New York City time) on the fifth anniversary of the date hereof (or if such day is not a Business Day, the next succeeding Business Day), (ii) reduction of the number of Warrant Shares to 0.0 pursuant to the operation of Section 7(i), (iii) receipt by Holder of a notice delivered by Holdings pursuant to Section 13, provided, that if the sale and purchase of the Holder's Common Stock described in such notice shall not occur for any reason (other than the willful failure or refusal of Holder to consummate such sale and purchase), the purchase rights evidenced by this Warrant shall be reinstated until the expiration of the Exercise Period (determined as if no such notice pursuant to Section 13 had ever been given), and (iv) the effective date of a Reorganization Transaction (as defined in Section 9 of the Holdings Warrant) provided that (A) notice of the record date of the meeting of stockholders entitled to vote on such transaction shall have been given to the Holder in accordance with Section 7(f) of the Holdings Warrant, (B) on such effective date, either (I) the Holdings Warrant shall remain exercisable or (II) provision for the exercise of the Holdings

Warrants after such date shall have been made in accordance with Section 9 of the Holdings Warrants and (C) Holdings shall have satisfied the requirements of
Section 4.11 of the Warrant Agreement to the extent applicable to such Holder.

                 "Exercise Price" means, with respect to any Warrant Share, an amount equal to the par value of such Warrant Share on the date hereof.

                 "Fully-Diluted" means, at any time, with reference to the Common Stock, all shares of such Common Stock outstanding on the date hereof plus all shares of such Common Stock issuable upon exercise of the Warrants, as such number of shares may be adjusted from time to time pursuant to the terms of Section 7 hereof.

                 "Holdings Common Stock" means the common stock, $.001 par value, of Holdings, and any stock into which such common stock may hereafter be converted or changed.

                 "Holdings Warrants" means the warrants dated October 13, 1995 issued to the Purchaser by Holdings entitling the Purchaser or its registered assigns to purchase from Holdings shares of Holdings Common Stock.

                 "Warrant Shares" means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.

                 Section 2. Exercise of Warrant. This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to Company at its principal office at the address set forth on the signature page hereof (or at such other address as Company may hereafter notify the Holder in writing), or at the office of its stock transfer agent or warrant agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price applicable to the number of Warrant Shares specified in such form being exercised. Such payment may be made, at the option of the Holder, either (a) by cash, certified or bank cashier's check or wire transfer in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised or (b) by receiving from Company the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant Shares having a value, based on the Current Market Price on the trading day immediately prior to the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of Warrant Shares as to which this Warrant is being exercised. If this Warrant should be exercised in part only, Company shall, upon surrender of this Warrant, execute and deliver a new Warrant of like tenor and date evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by Company of this Warrant and such Purchase Form, together with the applicable Exercise Price, at such office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Company shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of certificates representing Warrants or Warrant Shares in a name other than that of the Holder at the time of surrender for exercise, and, until the payment of such tax, shall not be required to issue such Warrant Shares.

                 Section 3. Due Authorization; Reservation of Shares. (a) Company represents and warrants that this Warrant has been duly authorized, executed and delivered by it and is its valid and binding agreement and entitles the Holder hereof or its assignees to purchase shares of Common Stock upon payment of the Exercise Price applicable to such shares. Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

                 (b) Company represents and warrants that the execution and delivery by it of this Warrant do not require any action by or in respect of, or filing with, any governmental body, agency or official and do not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the certificate of incorporation or bylaws of Company, or (iii) any material agreement, judgment, injunction, order, decree or other instrument binding upon Company.

                 Section 4. Fractional Shares. Company agrees that fractional shares shall be issued upon the exercise of this Warrant.

                 Section 5.  Exchange, Transfer, Assignment or Loss of Warrant.
(a) This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to Company for other Warrants of like tenor and date of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Warrant Shares as such Holder was then entitled to purchase. Subject to Section 10 hereof and the provisions of paragraph (b) of this Section 5, the Holder of this Warrant shall be entitled to assign its interest in this Warrant in whole or in part to any person or persons. Upon surrender of this Warrant to Company, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor and date in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants of like tenor and date that carry the same rights upon presentation hereof at the office of Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or for which it may be exchanged. Upon receipt by Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, Company shall execute and deliver a new Warrant of like tenor and date.

                 (b) Simultaneously with any assignment of this Warrant, in whole or in part, Holder shall assign to the same assignee an interest in the Holder's Holdings Warrant such that the assignee shall acquire, in addition to this Warrant or an interest therein, a Holdings Warrant entitling such assignee to purchase a number of shares of Holdings Common Stock equal to the product of (i) the number of shares of Holdings Common Stock issuable upon exercise of the Holdings Warrant immediately prior to such assignment, and (ii) a fraction, the numerator of which is the number of shares of Common Stock issuable to such assignee upon exercise of the interest in this Warrant acquired by the assignee and the denominator of which is the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such assignment.

                 (c) Simultaneously with any assignment, in whole or in part, of Holder's Holdings Warrant, Holder shall assign to the same assignee an interest in this Warrant entitling such assignee to purchase a number of Warrant Shares equal to the product of (i) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such assignment and
(ii) a fraction, the numerator of which is the number of shares of Holdings Common Stock issuable to such assignee upon exercise of the interest in the Holdings Warrant acquired by such assignee and the denominator of which is the number of shares of Holdings Common Stock issuable upon exercise of the Holder's Holdings Warrant immediately prior to such assignment. In connection with any assignment required by this Section 5(c), Holder shall surrender this Warrant to Company, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, Company shall, without charge, execute and deliver a new Warrant or Warrants like tenor and date in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be cancelled, provided, however, notwithstanding any failure to surrender this Warrant for transfer when required by this Section 5(c), Company shall be entitled to treat such assignee as the Holder hereof for all purposes of this Warrant to the extent, but only to the extent of such required assignment.

                 Section 6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant.

                 Section 7. Anti-dilution Provisions and Other Adjustments; Purchase Right. The number of Warrant Shares which may be purchased upon the exercise hereof shall be subject to change or adjustment as follows:

                 (a) Stock Dividends, Splits, Combinations, Reclassifications, etc. If Company at any time (i) shall declare a dividend or make a distribution on its common stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) shall subdivide shares of its Common Stock into a greater number of shares,
(iii) shall combine or have combined its outstanding Common Stock into a smaller number of shares or (iv) shall issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which Company is the continuing corporation), other securities of Company the Holder shall be entitled to purchase the aggregate number and kind of shares of capital stock and other securities which, if the Warrant had been exercised immediately prior to such event, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                 (b) Additional Issuances. If Company at any time shall issue any Additional Shares at a price less than the Current Market Price per share of Common Stock or any Convertible Securities (excluding any such issuance for which the number of Warrant Shares purchasable hereunder shall have been adjusted pursuant to subsection (a) of this Section 7 and excluding any issuance or exercise of Warrants), which are exercisable or convertible for Additional Shares at an exercise or conversion price less than the Current Market Price per share of Common Stock, the number of Warrant Shares purchasable hereunder after such issuance shall be determined by multiplying the number of Warrant Shares purchasable hereunder immediately prior to such issuance by a fraction, (i) the denominator of which shall be the number of shares of Fully Diluted Common Stock immediately prior to such issuance plus the number of shares that the aggregate consideration for the total number of such Additional shares (including the issue price of any such Convertible Securities) would purchase at the Current Market Price per share of Common Stock and (ii) the numerator of which shall be the number of shares of Fully Diluted Common Stock immediately after such issuance. Shares of Common Stock owned by or held for the account of Company or any Subsidiary on such date shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall become effective immediately after such issuance. Such adjustment shall be made successively whenever any such event shall occur.

                 If Company at any time shall issue two or more securities as a unit and one or more of such securities shall be Additional Shares or Convertible Securities subject to this subsection (b), the consideration allocated to each such security shall be determined in good faith by the board of directors of Company; provided that if the aggregate issue price of all such units exceeds $10,000,000, then such allocation shall be determined by an independent nationally recognized investment banking firm experienced in valuing securities.

                 (c) Distribution of Evidences of Indebtedness or Assets. If Company at any time shall fix a record date for the making of a distribution to all holders of its Common Stock (including any such distribution to be made in connection with a consolidation or merger in which Company is to be the continuing corporation) of evidences of its indebtedness or assets (excluding dividends paid in or distributions of Company capital stock for which the number of Warrant Shares purchasable hereunder shall have been adjusted pursuant to subsection (a) of this Section 7 or regular cash dividends or distributions payable out of earnings or surplus and made in the ordinary course of business) the number of Warrant Shares purchasable hereunder after such record date shall be determined by multiplying the number of Warrant Shares purchasable hereunder immediately prior to such record date by a fraction, of which the denominator shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in the reasonable judgment of the Board of Directors of Company and described in a statement mailed by certified mail to the Holder) of the portion of the assets or evidences of indebtedness so to be distributed to a holder of one share of Common Stock, and the numerator shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective immediately after such record date. Such adjustment shall be made whenever such a record date is fixed; and in the event that such distribution is not so made, the number of Warrant Shares purchasable hereunder shall again be adjusted to be the number that was in effect immediately prior to such record date.

                 (d) Determination of Market Price. For the purpose of any computation under subsection (b) or (c) of this Section 7, the Current Market Price per share of Common Stock on any record date shall be the average of the current market value, determined as set forth below, of Common Stock for the 20 Business Days prior to the date in question.

                               (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the current market value shall be the last reported sale price of the Common Stock on such exchange on such Business Day or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange; or

                              (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last bid and asked prices reported on such Business Day (A) by the National Association of Securities Dealers, Inc. Automatic Quotation System or (B) if reports are unavailable under clause (A) above by the National Quotation Bureau Incorporated; or

                             (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be such value as agreed upon by Company and the Holder or, if Company and the Holder cannot otherwise agree, the current market value shall be determined by an independent nationally recognized investment banking firm experienced in valuing businesses (an "Appraiser") jointly chosen by the Holder and Company or, if the Holder and Company cannot agree on the selection of an Appraiser within 10 Business Days, then each of Company and the Holder shall choose an Appraiser within 10 Business Days of the end of such first 10-day period, and the current market value shall be the value agreed upon by such Appraisers or, if the two Appraisers cannot so agree, the value of a third Appraiser, which third Appraiser shall be chosen by the two Appraisers; provided that if neither Purchaser nor any of its affiliates is a Holder, then Company shall have the sole right to select an Appraiser. If there is only one Appraiser, all expenses of the Appraiser shall be paid by Company. If there are two Appraisers, the Holder and Company shall pay all expenses of the Appraiser chosen by it.

                 (e) Stock Other Than Common Stock. In the event that at any time, as a result of an adjustment made pursuant to subsection (a) of this
Section 7, the Holder shall become entitled to receive any shares of the capital stock of Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 7, and the provisions of this Warrant with respect to the Common Stock shall apply on like terms to any such other shares.

                 (f) Notice of Certain Actions. In the event that at any time:

                 (A) Company shall authorize the issuance to all holders of its Common Stock of Convertible Securities; or

                 (B) Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends paid in or distributions of Company capital stock for which the number of Warrant Shares purchasable hereunder shall have been adjusted pursuant to subsection (a) of this Section 7 or regular cash dividends or distributions payable out of earnings or surplus and made in the ordinary course of business); or

                 (C) Company shall authorize any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or any consolidation or merger to which Company is a party and for which approval of any stockholders of Company is required (other than a consolidation or merger in which Company is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or of the conveyance or transfer of the properties and assets of Company substantially as an entirety; or

                 (D) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of Company; or

                 (E) Company shall propose to take any other action that would require an adjustment of the number of Warrant Shares purchasable hereunder pursuant to this Section 7;

then Company shall cause to be mailed by certified mail to the Holder, at least 30 days (or 20 days in any case specified in clause (A) or (B) above) prior to the applicable record or effective date hereinafter specified, a notice describing such issuance, distribution, reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding-up or other action and stating (x) the date as of which the holders of Common Stock of record entitled to receive any such Convertible Securities or distributions are to be determined or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

                 (g) Common Stock Defined. Whenever reference is made in this Section 7 to the issue of shares of Common Stock, the term "Common Stock" shall include any equity securities of any class of Company hereinafter authorized which shall not be limited to a fixed or determinable amount in respect of the right of the holders thereof to participate in dividends or distributions of assets upon the voluntary or involuntary liquidation, dissolution or winding up of Company. However, subject to the provisions of
Section 9 hereof, shares issuable upon exercise hereof shall include only Warrant Shares as of the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof or as a result of any corporate reorganization as provided for in Section 9 hereof.

                 (h) Increase to Achieve 6% of Fully Diluted Shares. This Warrant is one of a series of warrants of like tenor (collectively with this Warrant, the "Warrants") issued by Company to Purchaser and the parties (other than Holdings) pursuant to the Warrant Agreement (collectively "Purchasers"). The intention of the parties is that the Warrants issued to the Purchasers shall entitle the Purchasers to purchase, in the aggregate, up to 6% of the total number of Fully Diluted shares of Common Stock on the date of issuance of this Warrant and, on such date, the Warrants are exercisable to purchase, in the aggregate, 6.38 shares of Common Stock. Company represents and warrants to the Holder that the aggregate number of Warrant Shares issuable upon the exercise of all Warrants represents 6% of the total number of Fully Diluted shares of Common Stock on the date of issuance of this Warrant. If the foregoing representation shall be untrue in any respect whatsoever, the number of Warrant Shares issuable upon exercise of this Warrant shall be increased (but in no event decreased) by a number of Warrant Shares equal to the product of (i) the actual number of Fully Diluted shares of Common Stock on the date of issuance of this Warrant minus the number of Fully Diluted shares of Common Stock erroneously represented to be such number on such date times (ii) a fraction, the numerator of which is the number of Warrant Shares issuable upon the exercise of this Warrant on the date of issuance and the denominator of which is the number of Warrant Shares issuable upon exercise of all Warrants on such date. Upon any increase in the number of Warrant Shares issuable pursuant to this Section 7(h), Company shall execute and deliver to the Holder an additional Warrant evidencing the rights of the Holder to purchase such additional Warrant Shares.

                 (i) Reduction Upon Exercise of Holdings Warrant. If the Holder shall exercise the Holdings Warrant held by Holder, at any time or from time to time, the number of Warrant Shares that may be purchased upon the exercise hereof shall be reduced to the product of
(i) the number of Warrant Shares issuable upon the exercise hereof immediately prior to such exercise of the Holdings Warrant, and (ii) a fraction, the numerator of which is the number of shares of Holdings Common Stock which remain issuable pursuant to the Holdings Warrant immediately following such exercise and the denominator of which is the number of shares of Holdings Common Stock issuable pursuant to the Holdings Warrant immediately prior to such exercise. Upon any such reduction, Holder shall deliver this Warrant to Company and Company shall, at its option but without charge to Holder, either
(x) make an appropriate notation on this Warrant setting forth the reduction in the number of Warrant Shares issuable hereunder or (y) execute and deliver a new Warrant exercisable for such lesser number of Warrant Shares, provided that any failure by Holder to surrender this Warrant for notation or replacement pursuant to this Section 7(i) shall not affect the reduction required by this Section.

                 Section 8. Officers' Certificate. Whenever the number of Warrant Shares purchasable hereunder shall be adjusted as required by the provisions of Section 7, Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officers' certificate showing the adjusted number of Warrant Shares purchasable hereunder determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of Company and by the secretary or any assistant secretary of Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section 5 hereof and Company shall, forthwith after each such adjustment, mail a copy, by certified mail, of such certificate to the Holder or any such holder.

                 Section 9. Reclassification, Reorganization, Consolidation or Merger. In case of any Reorganization Transaction (as hereinafter defined), Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such Reorganization Transaction by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such Reorganization Transaction. Any such provision shall include provision for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive Reorganization Transactions. For purposes of this Section 9, "Reorganization Transaction" shall mean (excluding any transaction covered by Section 7 and any transaction pursuant to or in connection with any bankruptcy, insolvency or similar proceeding with respect to Company) any reclassification, capital reorganization or other change of outstanding shares of Common Stock of Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of Company with or into another corporation (other than a merger with a subsidiary in which Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or any sale, lease, transfer or conveyance to another corporation of all or substantially all of the assets of Company.

                 Section 10. Transfer Restrictions. The Holder by its acceptance hereof, represents and warrants that it is acquiring the Warrants and any Warrant Shares issuable hereunder for its own account and not with an intent to sell or distribute the Warrants or any Warrant Shares issuable hereunder except in compliance with applicable United States federal and state securities law in a manner which would not result in the issuance of the Warrants or the Warrant Shares being treated as a public offering. Neither this Warrant nor any of the Warrant Shares issuable hereunder, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and the applicable terms and conditions of this Warrant and the Warrant Agreement.

                 Section 11. Listing on Securities Exchanges. Company shall use all reasonable efforts to list on each national securities exchange on which any Common Stock may at any time be listed, subject to official notice of issuance upon the exercise of this Warrant, and shall use its reasonable efforts to maintain such listing, so long as any other shares of Common Stock shall be so listed, all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and Company shall use all reasonable efforts to so list on each national securities exchange, and shall use all reasonable efforts to maintain such listing of, any other shares of capital stock of Company issuable upon the exercise of this Warrant if and so long as any shares of capital stock of the same class shall be listed on such national securities exchange. Any such listing shall be at Company's expense.

                 Section 12. Availability of Information. (a) Company shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act to the extent it is required to do so under the Exchange Act. Company shall also cooperate with each

Holder of any Warrants and holder of any Warrant Shares issuable hereunder in supplying such information as may be necessary for such holder to complete and file any information reporting forms currently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares issuable hereunder. The provisions of this Section 12 shall survive termination of this Warrant, whether upon exercise of this Warrant in full or otherwise.

                 (b) If at any time Company is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, Company will promptly furnish at its expense, upon request, for the benefit of Holders from time to time of Warrants and holders from time to time of Warrant Shares issuable hereunder, to Holders of Warrants and holders of Warrant Shares issuable hereunder and prospective purchasers of Warrants and Warrant Shares issuable hereunder information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act.

                 Section 13. Drag-Along. With respect to any proposed transfer by Holdings and its Subsidiaries of all of the Common Stock held by them to a proposed purchaser that is not an Affiliate of Holdings, Holdings shall have the right to require the Holder, together with the holders of all other Warrants (the "Drag-Along Investors") to sell all (but not less than all) of their Subject Securities in the proposed transfer to the proposed purchaser. Any Subject Securities purchased from the Drag-Along Investors pursuant to this
Section 13 shall be paid for in cash, at the same cash price or the same face value per share or other Subject Security and upon the same terms and conditions as such proposed transfer by Holdings and its Subsidiaries, it being agreed, however, that such terms and conditions shall not include the making of any representations and warranties, indemnities or other similar agreements other than with respect to the title of each Drag-Along Investor to the Subject Securities to be sold by it. Company or Holdings shall, not less than 30 nor more than 90 days prior to any such proposed transfer, notify, or cause to be notified, each Drag-Along Investor in writing of such proposed transfer. Such notice shall set forth: (i) a statement that Holdings and its Subsidiaries desire to sell all of their Common Stock in the proposed transfer, (ii) the name and address of the proposed purchaser, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by such proposed purchaser and (iv) that the proposed purchase has been informed of the provisions of this Section 13 and desires to purchase the Subject Securities held by the Drag-Along Investors in accordance with the terms hereof. For purposes of this Section 13, "Subject Securities" means any shares of Common Stock issued upon exercise of the Warrants.

                 Section 14. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 Section 15. Warrant Agreement. This Warrant is issued pursuant to, and is subject to, the Warrant Agreement.


                            [Signature Page Follows]

                 IN WITNESS WHEREOF, Company has duly caused this Warrant to be executed by and attested by its duly authorized officer and to be dated as of October 13, 1995.

                                        CORAM, INC.



                                        By ___________________________________
                                           Name:  Richard M. Smith
                                           Title: Chief Financial Officer

                                        1125 Seventeenth Street
                                        Suite 1500
                                        Denver, Colorado 80202
                                        Telecopy:  (303) 298-0043
                                        Attention:  Chief Financial Officer

                                 PURCHASE FORM


                                                      Dated _____________, _____

                 The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ shares of Common Stock and hereby makes payment of _________ in payment of the exercise price thereof.




                     INSTRUCTIONS FOR REGISTRATION OF STOCK


         Name __________________________________________________________________
                          (please typewrite or print in block letters)

         Address _______________________________________________________________

                 Signature _____________________________________________________


                                _______________

                                ASSIGNMENT FORM


                 FOR VALUE RECEIVED, ___________________________________________
hereby sells, assigns and transfers unto

Name ___________________________________________________________________________
                 (please typewrite or print in block letters)

Address ________________________________________________________________________

its right to purchase ___________________shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint
_________________ Attorney, to transfer the same on the books of Company, with full power of substitution in the premises.


Date _______________, ____

                                        Signature_____________________________

***************************************************************************
*                                                                         *
*  THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE     *
*  NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR   *
*  ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD, UNLESS THEY  *
*  HAVE BEEN REGISTERED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES    *
*  LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE AND THEN    *
*  ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN      *
*  THIS WARRANT OR IN THE WARRANT AGREEMENT DATED AS OF OCTOBER 13,       *
*  1995, A COPY OF WHICH MAY BE OBTAINED FROM HOLDINGS AT ITS PRINCIPAL   *
*  EXECUTIVE OFFICE.  THE NUMBER OF WARRANT SHARES ISSUABLE UPON THE      *
*  EXERCISE HEREOF SHALL BE REDUCED UPON THE EXERCISE BY THE HOLDER OF    *
*  CERTAIN WARRANTS ISSUED BY CORAM, INC. AS SET FORTH HEREIN.            *
*                                                                         *
***************************************************************************



                          CORAM HEALTHCARE CORPORATION


               Warrant for the Purchase of Shares of Common Stock



No. ____                                                [      ] Warrant Shares



                 FOR VALUE RECEIVED, CORAM HEALTHCARE CORPORATION ("Holdings"), a Delaware corporation, hereby certifies that __________ ("Purchaser"), or its registered assigns (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from Holdings, at any time or from time to time during the Exercise Period, as hereinafter defined, an aggregate of [_________________ ____ ([________])] fully paid and nonassessable Warrant
Shares, as hereinafter defined, at a purchase price per share equal to the Exercise Price as hereinafter defined. The number of Warrant Shares to be received upon the exercise of this Warrant is subject to adjustment from time to time as hereinafter set forth.

                 Section 1. Definitions. Terms defined in the Warrant Agreement dated as of October 13, 1995 among Holdings, Coram, Inc., a Delaware corporation ("Company") and the other purchasers (including Purchaser) of Warrants and Company Warrants named therein (as in effect from time to time, the "Warrant Agreement") unless otherwise defined herein are used herein as therein defined. The following additional terms as used herein, have the following respective meanings:

                 "Additional Shares" means any shares of Common Stock other than Common Stock issued upon the exercise of any Warrant.

                 "Appraiser" has the meaning set forth in Section 7(d)(iii).

                 "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

                 "Common Stock" means the authorized Common Stock, par value $.001 per share, of Holdings, and any stock into which such Common Stock may hereafter be converted or changed.

                 "Company Common Stock" means the common stock, $1.00 par value, of Company, and any stock into which such common stock may hereafter be converted or changed.

                 "Company Warrants" means the warrants dated October 13, 1995 issued to the Purchaser by Company entitling the Purchaser or its registered assigns to purchase from Company shares of Company Common Stock.

                 "Convertible Securities" means rights to subscribe for, or any rights or options to purchase, shares of Common Stock, or any stock or other securities convertible into or exchangeable for shares of Common Stock.

                 "Current Market Price" means for shares of Common Stock the current market price of such Common Stock as determined in accordance with section 7(d).

                 "Exercise Period" means the period from and including the date hereof to and including the earlier to occur of (i) 5:00 p.m. (New York City time) on the fifth anniversary of the date hereof (or if such day is not a Business Day, the next succeeding Business Day), and (ii) reduction of the number of Warrant Shares to 0.0 pursuant to the operation of Section 7(i).

                 "Exercise Price" means, with respect to any Warrant Share, an amount equal to the par value of such Warrant Share on the date hereof.

                 "Fully-Diluted" means, at any time, with reference to the Common Stock, all shares of such Common Stock outstanding on the date hereof plus all shares of such Common Stock issuable upon exercise of the Warrants, as such number of shares may be adjusted from time to time pursuant to the terms of Section 7 hereof.

                 "Warrant Shares" means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.

                 Section 2. Exercise of Warrant. This Warrant may be exercised in whole or in part, at any time or from time to time, during the Exercise Period, by presentation and surrender hereof to Holdings at its principal office at the address set forth on the signature page hereof (or at such other address as Holdings may hereafter notify the Holder in writing), or at the office of its stock transfer agent or warrant agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price applicable to the number of Warrant Shares specified in such form being exercised. Such payment may be made, at the option of the Holder, either (a) by cash, certified or bank cashier's check or wire transfer in an amount equal to the product of (i) the Exercise Price times (ii) the number of Warrant Shares as to which this Warrant is being exercised or (b) by receiving from Holdings the number of Warrant Shares equal to (i) the number of Warrant Shares as to which this Warrant is being exercised minus (ii) the number of Warrant Shares having a value, based on the Current Market Price on the trading day immediately prior to the date of such exercise, equal to the product of (x) the Exercise Price times (y) the number of Warrant Shares as to which this Warrant is being exercised. If this Warrant should be exercised in part only, Holdings shall, upon surrender of this Warrant, execute and deliver a new Warrant of like tenor and date evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by Holdings of this Warrant and such Purchase Form, together with the applicable Exercise Price, at such office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of Holdings shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. Holdings shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue of the Warrant Shares. Holdings shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of certificates representing Warrants or Warrant Shares in a name other than that of the Holder at the time of surrender for exercise, and, until the payment of such tax, shall not be required to issue such Warrant Shares.

                 Section 3. Due Authorization; Reservation of Shares. (a) Holdings represents and warrants that this Warrant has been duly authorized, executed and delivered by it and is its valid and binding agreement and entitles the Holder hereof or its assignees to purchase shares of Common Stock upon payment of the Exercise Price applicable to such shares. Holdings hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of Holdings from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

                 (b) Holdings represents and warrants that the execution and delivery by it of this Warrant do not require any action by or in respect of, or filing with, any governmental body, agency or official and do not contravene or constitute a default under or violation of (i) any provision of applicable law or regulation, (ii) the certificate of incorporation or bylaws of Holdings, or (iii) any material agreement, judgment, injunction, order, decree or other instrument binding upon Holdings.

                 Section 4. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, Holdings shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price of such fractional share.

                 Section 5.  Exchange, Transfer, Assignment or Loss of Warrant.
(a) This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to Holdings for other Warrants of like tenor and date of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Warrant Shares as such Holder was then entitled to purchase. Subject to Section 10 hereof and the provisions of paragraph (b) of this Section 5, the Holder of this Warrant shall be entitled to assign its interest in this Warrant in whole or in part to any person or persons. Upon surrender of this Warrant to Holdings, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, Holdings shall, without charge, execute and deliver a new Warrant or Warrants of like tenor and date in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other Warrants of like tenor and date that carry the same rights upon presentation hereof at the office of Holdings, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or for which it may be exchanged. Upon receipt by Holdings of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, Holdings shall execute and deliver a new Warrant of like tenor and date.

                 (b) Simultaneously with any assignment of this Warrant, in whole or in part, Holder shall assign to the same assignee an interest in the Holder's Company Warrant such that the assignee shall acquire, in addition to this Warrant or an interest therein, a Company Warrant entitling such assignee to purchase a number of shares of Company Common Stock equal to the product of (i) the number of shares of Company Common Stock issuable upon exercise of the Company Warrant immediately prior to such assignment, and (ii) a fraction, the numerator of which is the number of shares of Common Stock issuable to such assignee upon exercise of the interest in this Warrant acquired by the assignee and the denominator of which is the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such assignment.

                 (c) Simultaneously with any assignment, in whole or in part, of Holder's Company Warrant, Holder shall assign to the same assignee an interest in this Warrant entitling such assignee to purchase a number of Warrant Shares equal to the product of (i) the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such assignment and
(ii) a fraction, the numerator of which is the number of shares of Company Common Stock issuable to such assignee upon exercise of the interest in the Company Warrant acquired by such assignee and the denominator of which is the number of shares of Company Common Stock issuable upon exercise of the Holder's Company Warrant immediately prior to such assignment. In connection with any assignment required by this Section 5(c), Holder shall surrender this Warrant to Holdings, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, Holdings shall, without charge, execute and deliver a new Warrant or Warrants of like tenor and date in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be cancelled, provided, however, notwithstanding any failure to surrender this Warrant for transfer when required by this
Section 5(c), Holdings shall be entitled to treat such assignee as the Holder hereof for all purposes of this Warrant to the extent, but only to the extent of such required assignment.

                 Section 6. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in Holdings, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant.

                 Section 7. Anti-dilution Provisions and Other Adjustments; Purchase Right. The number of Warrant Shares which may be purchased upon the exercise hereof shall be subject to change or adjustment as follows:

                 (a) Stock Dividends, Splits, Combinations, Reclassifications, etc. If Holdings at any time (i) shall declare a dividend or make a distribution on its common stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class),
(ii) shall subdivide shares of its Common Stock into a greater number of shares, (iii) shall combine or have combined its outstanding Common Stock into a smaller number of shares or (iv) shall issue by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or merger in which Holdings is the continuing corporation), other securities of Holdings the Holder shall be entitled to purchase the aggregate number and kind of shares of capital stock and other securities which, if the Warrant had been exercised immediately prior to such event, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                 (b) Additional Issuances. If Holdings at any time shall issue any Additional Shares at a price less than the Exercise Price per share of Common Stock or any Convertible Securities (excluding any such issuance for which the number of Warrant Shares purchasable hereunder shall have been adjusted pursuant to subsection (a) of this Section 7 and excluding any issuance or exercise of Warrants), which are exercisable or convertible for Additional Shares at an exercise or conversion price less than the Exercise Price per share of Common Stock, the number of Warrant Shares purchasable hereunder after such issuance shall be determined by multiplying the number of Warrant Shares purchasable hereunder immediately prior to such issuance by a fraction, (i) the denominator of which shall be the number of shares of Fully Diluted Common Stock immediately prior to such issuance plus the number of shares that the aggregate consideration for the total number of such Additional shares (including the issue price of any such Convertible Securities) would purchase at the Exercise Price per share of Common Stock and (ii) the numerator of which shall be the number of shares of Fully Diluted Common Stock immediately after such issuance. Shares of Common Stock owned by or held for the account of Holdings or any Subsidiary on such date shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall become effective immediately after such issuance. Such adjustment shall be made successively whenever any such event shall occur.

                 If Holdings at any time shall issue two or more securities as a unit and one or more of such securities shall be Additional Shares or Convertible Securities subject to this subsection (b), the consideration allocated to each such security shall be determined in good faith by the board of directors of Holdings; provided that if the aggregate issue price of all such units exceeds $10,000,000, then such allocation shall be determined by an independent nationally recognized investment banking firm experienced in valuing securities.

                 (c) Distribution of Evidences of Indebtedness or Assets. If Holdings at any time shall fix a record date for the making of a distribution to all holders of its Common Stock (including any such distribution to be made in connection with a consolidation or merger in which Holdings is to be the continuing corporation) of evidences of its indebtedness or assets (excluding dividends paid in or distributions of Holdings capital stock for which the number of Warrant Shares purchasable hereunder shall have been adjusted pursuant to subsection (a) of this Section 7 or regular cash dividends or distributions payable out of earnings or surplus and made in the ordinary course of business) the number of Warrant Shares purchasable hereunder after such record date shall be determined by multiplying the number of Warrant Shares purchasable hereunder immediately prior to such record date by a fraction, of which the denominator shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in the reasonable judgment of the Board of Directors of Holdings and described in a statement mailed by certified mail to the Holder) of the portion of the assets or evidences of indebtedness so to be distributed to a holder of one share of Common Stock, and the numerator shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective immediately after such record date. Such adjustment shall be made whenever such a record date is fixed; and in the event that such distribution is not so made, the number of Warrant Shares purchasable hereunder shall again be adjusted to be the number that was in effect immediately prior to such record date.

                 (d) Determination of Market Price. For the purpose of any computation under Section 4 or subsection (c) of this Section 7, the Current Market Price per share of Common Stock on any record date shall be the average of the current market value, determined as set forth below, of Common Stock for the 20 Business Days prior to the date in question.

                               (i) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the current market value shall be the last reported sale price of the Common Stock on such exchange on such Business Day or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange; or

                              (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges, the current market value shall be the mean of the last bid and asked prices reported on such Business Day (A) by the National Association of Securities Dealers, Inc. Automatic Quotation System or (B) if reports are unavailable under clause (A) above by the National Quotation Bureau Incorporated; or

                             (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be such value as agreed upon by Holdings and the Holder or, if Holdings and the Holder cannot otherwise agree, the current market value shall be determined by an independent nationally recognized investment banking firm experienced in valuing businesses (an "Appraiser") jointly chosen by the Holder and Holdings or, if the Holder and Holdings cannot agree on the selection of an Appraiser within 10 Business Days, then each of Holdings and the Holder shall choose an Appraiser within 10 Business Days of the end of such first 10-day period, and the current market value shall be the value agreed upon by such Appraisers or, if the two Appraisers cannot so agree, the value of a third Appraiser, which third Appraiser shall be chosen by the two Appraisers; provided that if neither Purchaser nor any of its affiliates is a Holder, then Holdings shall have the sole right to select an Appraiser. If there is only one Appraiser, all expenses of the Appraiser shall be paid by Holdings. If there are two Appraisers, the Holder and Holdings shall pay all expenses of the Appraiser chosen by it.

                 (e) Stock Other Than Common Stock. In the event that at any time, as a result of an adjustment made pursuant to subsection (a) of this
Section 7, the Holder shall become entitled to receive any shares of the capital stock of Holdings other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 7, and the provisions of this Warrant with respect to the Common Stock shall apply on like terms to any such other shares.

                 (f) Notice of Certain Actions. In the event that at any time:

                 (A) Holdings shall authorize the issuance to all holders of its Common Stock of Convertible Securities; or

                 (B) Holdings shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than dividends paid in or distributions of Holdings capital stock for which the number of Warrant Shares purchasable hereunder shall have been adjusted pursuant to subsection (a) of this Section 7 or regular cash dividends or distributions payable out of earnings or surplus and made in the ordinary course of business); or

                 (C) Holdings shall authorize any capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in par value of the Common Stock) or any consolidation or merger to which Holdings is a party and for which approval of any stockholders of Holdings is required (other than a consolidation or merger in which Holdings is the continuing corporation and that does not result in any reclassification or change of the Common Stock outstanding), or of the conveyance or transfer of the properties and assets of Holdings substantially as an entirety; or

                 (D) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of Holdings; or

                 (E) Holdings shall propose to take any other action that would require an adjustment of the number of Warrant Shares purchasable hereunder pursuant to this Section 7;

then Holdings shall cause to be mailed by certified mail to the Holder, at least 30 days (or 20 days in any case specified in clause (A) or (B) above) prior to the applicable record or effective date hereinafter specified, a notice describing such issuance, distribution, reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation, winding-up or other action and stating (x) the date as of which the holders of Common Stock of record entitled to receive any such Convertible Securities or distributions are to be determined or (y) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up is expected to become effective and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up.

                 (g) Common Stock Defined. Whenever reference is made in this Section 7 to the issue of shares of Common Stock, the term "Common Stock" shall include any equity securities of any class of Holdings hereinafter authorized which shall not be limited to a fixed or determinable amount in respect of the right of the holders thereof to participate in dividends or distributions of assets upon the voluntary or involuntary liquidation, dissolution or winding up of Holdings. However, subject to the provisions of
Section 9 hereof, shares issuable upon exercise hereof shall include only Warrant Shares as of the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof or as a result of any corporate reorganization as provided for in Section 9 hereof.

                 (h) Increase to Achieve 6% of Fully Diluted Shares. This Warrant is one of a series of warrants of like tenor (collectively with this Warrant, the "Warrants") issued by Holdings to Purchaser and the parties (other than Company) pursuant to the Warrant Agreement (collectively "Purchasers"). The intention of the parties is that the Warrants issued to the Purchasers shall entitle the Purchasers to purchase, in the aggregate, up to 6% of the total number of Fully Diluted shares of Common Stock on the date of issuance of this Warrant and on such date, the Warrants are exercisable to purchase, in the aggregate, 2,569,342 shares of Common Stock. Holdings represents and warrants to the Holder that the aggregate number of Warrant Shares issuable upon the exercise of all Warrants represents 6% of the total number of Fully Diluted shares of Common Stock on the date of issuance of this Warrant. If the foregoing representation shall be untrue in any respect whatsoever, the number of Warrant Shares issuable upon exercise of this Warrant shall be increased (but in no event decreased) by a number of Warrant Shares equal to the product of (i) the actual number of Fully Diluted shares of Common Stock on the date of issuance of this Warrant minus the number of Fully Diluted shares of Common Stock erroneously represented to be such number on such date times (ii) a fraction, the numerator of which is the number of Warrant Shares issuable upon the exercise of this Warrant on the date of issuance and the denominator of which is the number of Warrant Shares issuable upon exercise of all Warrants on such date. Upon any increase in the number of Warrant Shares issuable pursuant to this Section 7(h), Holdings shall execute and deliver to the Holder an additional Warrant evidencing the rights of the Holder to purchase such additional Warrant Shares.

                 (i) Reduction Upon Exercise of Company Warrant. If the Holder shall exercise the Company Warrant held by Holder, at any time or from time to time, the number of Warrant Shares that may be purchased upon the exercise hereof shall be reduced to the product of (i) the number of Warrant Shares issuable upon the exercise hereof immediately prior to such exercise of the Company Warrant, and (ii) a fraction, the numerator of which is the number of shares of Company Common Stock which remain issuable pursuant to the Company Warrant immediately following such exercise and the denominator of which is the number of shares of Company Common Stock issuable pursuant to the Company Warrant immediately prior to such exercise. Upon any such reduction, Holder shall deliver this Warrant to Company and Company shall, at its option but without charge to Holder, either (x) make an appropriate notation on this Warrant setting forth the reduction in the number of Warrant Shares issuable hereunder or (y) execute and deliver a new Warrant exercisable for such lesser number of Warrant Shares, provided that any failure by Holder to surrender this Warrant for notation or replacement pursuant to this Section 7(i) shall not affect the reduction required by this Section.

                 Section 8. Officers' Certificate. Whenever the number of Warrant Shares purchasable hereunder shall be adjusted as required by the provisions of Section 7, Holdings shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office an officers' certificate showing the adjusted number of Warrant Shares purchasable hereunder determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of Holdings and by the secretary or any assistant secretary of Holdings. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section 5 hereof and Holdings shall, forthwith after each such adjustment, mail a copy, by certified mail, of such certificate to the Holder or any such holder.

                 Section 9. Reclassification, Reorganization, Consolidation or Merger. In case of any Reorganization Transaction (as hereinafter defined), Holdings shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such Reorganization Transaction by a holder of the number of shares of Common Stock that might have been received upon exercise of this Warrant immediately prior to such Reorganization Transaction. Any such provision shall include provision for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive Reorganization Transactions. For purposes of this Section 9, "Reorganization Transaction" shall mean (excluding any transaction covered by Section 7 and any transaction pursuant to or in connection with any bankruptcy, insolvency or similar proceeding with respect to Holdings) any reclassification, capital reorganization or other change of outstanding shares of Common Stock of Holdings (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of Holdings with or into another corporation (other than a merger with a subsidiary in which Holdings is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or any sale, lease, transfer or conveyance to another corporation of all or substantially all of the assets of Holdings.

                 Section 10. Transfer Restrictions. The Holder by its acceptance hereof, represents and warrants that it is acquiring the Warrants and any Warrant Shares issuable hereunder for its own account and not with an intent to sell or distribute the Warrants or any Warrant Shares issuable hereunder except in compliance with applicable United States federal and state securities law in a manner which would not result in the issuance of the Warrants or the Warrant Shares being treated as a public offering. Neither this Warrant nor any of the Warrant Shares issuable hereunder, nor any interest in either, may be sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities laws and the applicable terms and conditions of this Warrant and the Warrant Agreement.

                 Section 11. Listing on Securities Exchanges. Holdings shall use all reasonable efforts to list on each national securities exchange on which any Common Stock may at any time be listed, subject to official notice of issuance upon the exercise of this Warrant, and shall use its reasonable efforts to maintain such listing, so long as any other shares of Common Stock shall be so listed, all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and Holdings shall use all reasonable efforts to so list on each national securities exchange, and shall use all reasonable efforts to maintain such listing of, any other shares of capital stock of Holdings issuable upon the exercise of this Warrant if and so long as any shares of capital stock of the same class shall be listed on such national securities exchange. Any such listing shall be at Holdings's expense.

                 Section 12. Availability of Information. (a) Holdings shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act to the extent it is required to do so under the Exchange Act. Holdings shall also cooperate with each Holder of any Warrants and holder of any Warrant Shares issuable hereunder in supplying such information as may be necessary for such holder to complete and file any information reporting forms currently or hereafter required by the Securities and Exchange Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrants or Warrant Shares issuable hereunder. The provisions of this Section 12 shall survive termination of this Warrant, whether upon exercise of this Warrant in full or otherwise.

                 (b) If at any time Holdings is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, Holdings will promptly furnish at its expense, upon request, for the benefit of Holders from time to time of Warrants and holders from time to time of Warrant Shares issuable hereunder, to Holders of Warrants and holders of Warrant Shares issuable hereunder and prospective purchasers of Warrants and Warrant Shares issuable hereunder information satisfying the requirements of subsection
(d)(4)(i) of Rule 144A under the Securities Act.

                 Section 13. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 Section 14. Warrant Agreement. This Warrant is issued pursuant to, and is subject to, the Warrant Agreement.



                            [Signature Page Follows]

                 IN WITNESS WHEREOF, Holdings has duly caused this Warrant to be executed by and attested by its duly authorized officer and to be dated as of October 13, 1995.

                                        CORAM HEALTHCARE CORPORATION



                                        By ___________________________________
                                           Name:  Richard M. Smith
                                           Title: Chief Financial Officer

                                        1125 Seventeenth Street
                                        Suite 1500
                                        Denver, Colorado 80202
                                        Telecopy:  (303) 298-0043
                                        Attention:  Chief Financial Officer

                                 PURCHASE FORM


                                                      Dated _____________, _____

                 The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ shares of Common Stock and hereby makes payment of _________ in payment of the exercise price thereof.




                     INSTRUCTIONS FOR REGISTRATION OF STOCK


         Name __________________________________________________________________
                          (please typewrite or print in block letters)

         Address _______________________________________________________________

                 Signature _____________________________________________________


                                _______________

                                ASSIGNMENT FORM


                 FOR VALUE RECEIVED, ___________________________________________
hereby sells, assigns and transfers unto

Name ___________________________________________________________________________
                 (please typewrite or print in block letters)

Address ________________________________________________________________________

its right to purchase ___________________shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint
_________________ Attorney, to transfer the same on the books of Holdings, with full power of substitution in the premises.


Date _______________, ____

                                        Signature ______________________________

                                                                  ANNEX IV


                               WARRANT AGREEMENT


                 WARRANT AGREEMENT dated as of October 13, 1995 among Coram, Inc., a Delaware corporation (together with its successors, "the Company"), Coram Healthcare Corporation, a Delaware corporation (together with its successors, "Holdings") and the other parties specified on the signature page hereto (together with their respective successors and assigns, the "Holders").

                 WHEREAS, Company proposes to issue Company Warrants (as defined herein), to purchase up to 6% of the total number of Fully-Diluted (as defined herein) shares of Company Common Stock (as defined herein) to certain of the lenders that are parties to the Credit Agreement dated as of April 6, 1995 among the Company, Holdings, the financial institutions named therein and Chemical Bank, as Agent, Collateral Agent and Fronting Bank (as amended and as in effect from time to time, the "Credit Agreement");

                 WHEREAS, Holdings proposes to issue to such lenders Holdings Warrants (as defined herein), to purchase up to 6% of the total number of Fully-Diluted shares of Holdings Common Stock (as defined herein); and

                 WHEREAS, the Company Warrants and Holdings Warrants include provisions requiring that (i) any assignment of a Company Warrant or a Holdings Warrant be accompanied by an assignment of a like pro rata interest in a Holdings Warrant or a Company Warrant, as applicable, and (ii) any exercise of a Company Warrant or a Holdings Warrant shall reduce, by the same pro rata amount, the number of shares issuable upon exercise of the Holdings Warrant or the Company Warrant, as the case may be.

                 NOW THEREFORE the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 SECTION 1.1 Definitions. Terms defined in the Credit Agreement, unless defined herein, are used as therein defined. The following terms used in this Agreement shall have the meanings specified below.

                 "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

                 "Commission" means the Securities and Exchange Commission.

                 "Common Stock" means the Company Common Stock or the Holdings Common Stock, or both, as the context may require.

                 "Company" has the meaning set forth in the introductory paragraph.

                 "Company Common Stock" means the authorized common stock, par value $1.00 per share, of the Company, and any stock into which such common stock may thereafter be converted or changed.

                 "Company Conversion Shares" means (i) any shares of Company Common Stock or other securities of the Company issued upon the exercise of any Company Warrants and (ii) any securities issued with respect to any of such shares or other securities referred to in clause (i) upon the conversion thereof into other securities or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided that any of such securities shall cease to be Company Conversion Shares when such securities shall have (x) been disposed of pursuant to a Public Sale or (y) ceased to be outstanding.

                 "Company Warrants" means the warrant or warrants to purchase Company Common Stock in the form annexed hereto as Exhibit B originally issued to the Holders, as such Company Warrants may be transferred or otherwise assigned, but only to the extent not theretofore exercised, redeemed or expired in accordance with their respective terms.

                 "Company Warrant Securityholder" means at any time any holder of any Company Warrants or Company Conversion Shares.

                 "Conversion Shares" means Company Conversion Shares or Holdings Conversion Shares.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Fully-Diluted" means, at any time, with reference to the Common Stock of Holdings or Company, all shares of such common stock outstanding on the date hereof plus all shares of such common stock issuable upon exercise of the Holdings Warrants or Company Warrants, as the case may be, as such number of shares may be adjusted from time to time pursuant to the terms of Section 7 of the Holdings Warrants or Company Warrants, as the case may be.

                 "Holdings" has the meaning set forth in the introductory paragraph.

                 "Holdings Common Stock" means the authorized common stock of Holdings, par value $.001 per share, and any stock into which such common stock may thereafter be converted or changed.

                 "Holdings Conversion Shares" means (i) any shares of Holdings Common Stock or other securities of Holdings issued upon the exercise of any Holdings Warrants and (ii) any securities issued with respect to any of such shares or other securities referred to in clause (i) upon the conversion thereof into other securities or by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; provided that any of such securities shall cease to be Holdings Conversion Shares when such securities shall have (x) been disposed of pursuant to a Public Sale or (y) ceased to be outstanding.

                 "Holdings Warrants" means the warrant or warrants to purchase Holdings Common Stock in the form annexed hereto as Exhibit A originally issued to the Holders, as such Holdings Warrants may be transferred or otherwise assigned, but only to the extent not theretofore exercised, redeemed or expired in accordance with their respective terms.

                 "Holdings Warrant Securityholder" means at any time any holder of any Holdings Warrants or Holdings Conversion Shares.

                 "Initiating Holders" has the meaning set forth in Section 3.1 hereof.

                 "Other Shares" has the meaning set forth in Section 3.1.

                 "Person" means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

                 "Public Sale" means any sale of securities of the Company or Holdings (as applicable) to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker pursuant to the provisions of Rule 144 (or any successor provision then in effect) adopted under the Securities Act.

                 "Registrable Securities" means any Holdings Conversion Shares until the date (if any) on which such Holdings Conversion Shares shall have been transferred or exchanged and new certificates for them not bearing a legend restricting further transfer shall have been delivered by Holdings and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force.

                 "Registration Expenses" means all expenses incident to Holdings's performance of or compliance with Sections 3.1 through 3.5 hereof, including (i) all registration, filing and NASD fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all word processing, duplicating and printing expenses, (iv) all messenger and delivery expenses, (v) the fees and disbursements of counsel for Holdings and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of any one counsel (or, in the case of any registration effected pursuant to Section 3.1, as the Initiating Holders shall have selected to represent all holders of the Registrable Securities being registered), (vii) premiums and other costs of policies of insurance (if any) against liabilities arising out of the public offering of the Registrable Securities being registered if Holdings desires such insurance and (viii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but not including underwriting discounts and commissions and transfer taxes, if any, provided that, in any case where Registration Expenses are not to be borne by Holdings, such expenses shall not include (i) salaries of the personnel of or general overhead expenses of the Company or Holdings, (ii) auditing fees, (iii) premiums or other expenses relating to liability insurance required by underwriters of Holdings or (iv) other expenses for the preparation of financial statements or other data, to the extent that any of the foregoing either is normally prepared by the Company or Holdings in the ordinary course of its business or would have been incurred by the Company or Holdings had no public offering taken place.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Title Representations" has the meaning set forth in Section
2.1.


                                   ARTICLE II

                                TAG-ALONG RIGHTS

                 SECTION 2.1 Company Level Tag-Along Rights. If Holdings or any of its Affiliates (any such Person for purposes of this Section 2.1, the "Transferor") wishes to transfer its shares of Company Common Stock or any portion thereof to any Person (the "Transferee"), the Transferor shall first give to the Company and each Company Warrant Securityholder (pursuant to a list provided by the Company) a written notice (a "Transfer

Notice"), executed by it and the Transferee and containing (i) the number of shares of Company Common Stock that the Transferee proposes to acquire from the Transferor, (ii) the name and address of the Transferee, (iii) the proposed purchase price, terms of payment and other material terms and conditions of such proposed transfer, (iv) an estimate, in the Transferor's reasonable judgment, of the fair market value of any non-cash consideration offered by the Transferee and (v) an offer by the Transferee or Transferor to purchase, upon the purchase by the Transferee of any shares of Company Common Stock owned by the Transferor and for the same per share consideration, that number of Company Conversion Shares (or if such number is not an integral number, the next integral number which is greater than such number) of each Company Warrant Securityholder which shall be the product of (x) the aggregate number of Company Conversion Shares either then owned, or issuable upon exercise of Company Warrants then owned, by such Company Warrant Securityholder and (y) a fraction, the numerator of which shall be the number of shares of Company Common Stock indicated in the Transfer Notice as subject to purchase by the Transferee from the Transferor and the denominator of which shall be the sum of
(A) the total number of shares of Company Common Stock then owned by the Transferor and its Affiliates plus (B) the total number of Company Conversion Shares either then owned, or issuable upon exercise of Company Warrants then owned, by each Company Warrant Securityholder. Each Company Warrant Securityholder shall have the right, for a period of 20 days after the Transfer Notice is given, to accept such offer in whole or in part, exercisable by delivering a written notice to the Transferor within such 20-day period, stating therein the number of shares of Company Common Stock (which may be the number of shares set forth in the offer by the Transferor or Transferee, as the case may be, or a portion thereof) to be sold by such Company Warrant Securityholder to the Transferor or Transferee, as the case may be. If any Company Warrant Securityholder shall elect to accept the offer set forth in the Transfer Notice, such election shall also be deemed an irrevocable agreement by such Company Warrant Securityholder to pay upon and subject to consummation of such transaction its pro rata share of the out-of-pocket expenses incurred by the Transferor and its Affiliates in connection with the Transferee's offer (including the fees and expenses of counsel to the Transferor and its Affiliates), it being understood that this sentence does not require such Company Warrant Securityholder to make any representations and warranties, indemnities or other similar agreements other than representations and warranties with respect to title to the Company Common Stock being sold and authority to sell such Company Common Stock and indemnities related thereto ("Title Representations"). Prior to the earlier of (x) the end of such 20-day period or (y) the acceptance or rejection by each Company Warrant Securityholder of the Transferee's or Transferor's offer, as the case may be, neither the Transferor nor its Affiliates will complete any sale of shares of Company Common Stock to the Transferee. Thereafter, for a period of 120 days after the prohibition under the preceding sentence shall have terminated, the Transferor may sell to the Transferee for the consideration stated and on the terms set forth in the Transfer Notice the shares of Company Common Stock stated in the Transfer Notice as subject to purchase by the Transferee, provided that the Transferor or Transferee, as the case may be, shall simultaneously purchase the number of shares of Company Common Stock as calculated above from those Company Warrant Securityholders who have accepted the Transferor's or Transferee's offer, as the case may be.


                                  ARTICLE III

                              REGISTRATION RIGHTS

                 SECTION 3.1 Registration on Request. (a) At any time or from time to time after the date three (3) months from the date hereof, upon the written request of the holder or holders of a majority of the Holdings Conversion Shares and Holdings Warrants outstanding at the time of such request (such majority determined, for purposes of this Section 3.1, by calculating the number of Holdings Conversion Shares for which such Holdings Warrants are then exercisable) (the "Initiating Holders"), requesting that Holdings effect the registration under the Securities Act of all or part of such Initiating Holders' Registrable Securities and specifying the intended method of disposition thereof, Holdings will promptly give written notice of such requested registration to all holders of Holdings Warrants and Registrable Securities, and thereupon Holdings will use its best efforts to effect the registration under the Securities Act of:

                      (i) the Registrable Securities which Holdings has been so requested to register by such Initiating Holders for disposition in accordance with the intended method of disposition stated in such request;

                      (ii) all other Registrable Securities the holders of which shall have made a written request to Holdings for registration thereof within 30 days after the giving of such written notice by Holdings (which request shall specify the intended method of disposition of such Registrable Securities); and

                    (iii) all shares of Holdings Common Stock which Holdings may elect to register in connection with the offering of Registrable Securities pursuant to this Section 3.1, whether for its own account or for the account of a holder of Holdings Common Stock;

all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the

Registrable Securities and the additional shares of Holdings Common Stock, if any, to be so registered, provided that the Holdings Warrant Securityholders as a class shall be entitled to not more than one registration upon request pursuant to this Section 3.1.

                 (b) Registration under this Section 3.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by Holdings and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. Holdings agrees to include in any such registration statement all information which is required under the Securities Act to effect any such registration.

                 (c) Holdings will pay all Registration Expenses in connection with the one registration which may be requested pursuant to this
Section 3.1, provided that, in addition, Holdings shall pay all Registration Expenses in connection with any registration upon request pursuant to which less than all of the Registrable Securities requested to be registered by such Initiating Holders are registered, but no such registration shall be counted as a requested registration for purposes of this Section 3.1.

                 (d) A registration requested pursuant to this Section 3.1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective; provided that a registration which does not become effective after Holdings has filed a registration statement with respect thereto solely by reason of the refusal to proceed by the Initiating Holders (other than a refusal to proceed based upon the advice of counsel relating to a matter with respect to Holdings) shall be deemed to have been effected by Holdings at the request of the Initiating Holders unless the Initiating Holders shall have elected to pay all Registration Expenses in connection with such registration (including Registration Expenses of the type described in the proviso contained in the definition of the term Registration Expenses), (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, other than by reason of some act or omission by any Holdings Warrant Securityholder, or
(iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of some act or omission by any Holdings Warrant Securityholder.

                 (e)      If a requested registration pursuant to this Section
3.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by Holdings subject to the consent of the holders of at least a majority (by a number of shares) of the Registrable Securities as to which registration has been requested (which consent shall not be unreasonably withheld or delayed).

                 (f)      If a requested registration pursuant to this Section
3.1 involves an underwritten offering, and the managing underwriter shall advise Holdings (with a copy of any such notice to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration (including securities proposed to be sold for the account of Holdings) exceeds the number which can be sold in such offering within a price range acceptable to the Initiating Holders, Holdings will include in such registration, to the extent of the number which Holdings is so advised can be sold in such offering, (i) first, Registrable Securities requested to be included in such registration by the holder or holders of Registrable Securities, pro rata among such holders requesting such registration on the basis of the number of such securities requested to be included by such holders, (ii) second, all shares proposed to be included by Holdings in such registration and (iii) third, all shares other than Registrable Shares (any such shares with respect to any registration, "Other Shares") requested to be included in such registration by the holder or holders thereof.

                 (g) Holdings may postpone for up to 120 days (without the possibility of extension) the filing or the effectiveness of a registration statement for a requested registration pursuant to this Section 3.1 (i) if Holdings in good faith determines that such requested registration would reasonably be expected to have a material adverse effect on (A) any merger, consolidation, tender offer, or similar transaction involving Holdings, the preparation for which has then commenced or is then contemplated or (B) a public offering or private placement of securities under the Securities Act, the preparation for the offering of which has then commenced or is then contemplated, or (ii) if the Board of Directors of Holdings determines in good faith that the filing or effectiveness of such registration statement could require the disclosure of any other material non-public corporate development not otherwise required to be disclosed at such time and that such disclosure is not in the best interest of Holdings; provided, however, that Holdings shall not defer its obligations in this manner more than once.

                 SECTION 3.2 Incidental Registration. (a) If Holdings at any time after the date hereof proposes to register any of its securities under the Securities Act (other than (x) by a registration on Form S-4 or S-8 or any successor or similar forms or (y) pursuant to Section 3.1) whether for its own account or for the account of the holder or holders of any Other Shares, it will each such time give prompt written notice to all Holdings Warrant Securityholders of its intention to do so and of such holders' rights under this Section 3.2. Upon the written request of any such holder made within 10 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), Holdings will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which Holdings has been so requested to register by the holders thereof, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, by inclusion of such Registrable Securities in the registration statement which covers the securities which Holdings proposes to register; provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Holdings shall determine for any reason either not to register or to delay registration of such securities, Holdings may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the then existing rights (if any) of any Holdings Warrant Securityholder or Holdings Warrant Securityholders entitled to do so to request that such registration be effected as a registration under Section 3.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 3.2 shall relieve Holdings of its obligation to effect any registration upon request under
Section 3.1, nor shall any such registration hereunder be deemed to have been effected pursuant to Section 3.1. Holdings will pay all Registration Expenses in connection with each registration of Registrable Securities pursuant to this
Section 3.2.

                 (b) If Holdings at any time proposes to register any of its securities under the Securities Act as contemplated by Section 3.2 and such securities are to be distributed by or through one or more underwriters, Holdings will, if requested by any holder of Registrable Securities as provided in this Section 3.2, use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters, provided that if the managing underwriter of such underwritten offering shall inform Holdings and holders of the Registrable Securities requesting such registration and all other holders of any other shares of Common Stock of Holdings which shall have exercised, in respect of such underwritten offering, registration rights comparable to the rights under this Section 3.2 by letter of its belief that inclusion in such distribution of all or a specified number of such securities proposed to be distributed by such underwriters would interfere with the successful marketing of the securities being distributed by such underwriters (such letter to state the approximate number of such Registrable Securities and such Other Shares proposed so to be registered which may be distributed without such effect, if any), then Holdings may, upon written notice to all holders of such Registrable Securities and holders of such Other Shares, reduce pro rata (if and to be extent stated by such managing underwriter to be necessary to eliminate such effect) the number of such Registrable Securities and Other Shares the registration of which shall have been requested by each holder thereof so that the resultant aggregate number of such Registrable Securities and Other Shares (if any) so included in such registration, together with the number of securities to be included in such registration for the account of Holdings, shall be equal to the number of shares stated in such managing underwriter's letter.

                 SECTION 3.3 Registration Procedures. (a) If and whenever Holdings is required to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1 and 3.2, Holdings shall, as expeditiously as possible under the then existing facts and circumstances:

                      (i) prepare and file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act) and thereafter use its best efforts to cause such registration statement to become and remain effective; provided further that Holdings may discontinue any registration of its securities which are not Registrable Securities being registered pursuant to Section 3.1 at any time prior to the effective date of the registration statement relating thereto; provided further that before filing such registration statement or any amendments thereto, Holdings will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration copies of all such documents proposed to be filed;

                      (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earliest of (x) in the case of a registration pursuant to Section 3.1, the expiration of 120 days after such registration statement becomes effective, or (y) in the case of a registration pursuant to Section 3.2, the expiration of 90 days after such registration statement becomes effective, or (z) in either case, the date on which all of such securities have been disposed of in a public offering;

                    (iii) furnish to each seller of Registrable Securities covered by such registration statement and each underwriter, if any, of the securities being sold by such seller such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

                      (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under blue sky or similar laws of such jurisdictions as any seller thereof and any underwriter of the securities being sold by such seller shall reasonably request, to keep such registrations or qualifications in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller and underwriter to consummate the disposition in such jurisdictions of the securities owned by such seller, except that Holdings shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction or take any unreasonable action in any jurisdiction not material to the disposition of such Registrable Securities;

                      (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable securities except that Holdings shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (v) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction or take any unreasonable action in any jurisdiction not material to the disposition of such Registrable Securities;

                      (vi) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller and the underwriters, if any, of

                          (x) an opinion of counsel for Holdings, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

                          (y) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the financial statements of Holdings included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountant's letters delivered to the underwriters in underwritten public offerings of securities;

                    (vii) notify each seller of Registrable Securities covered by such registration statement and the managing underwriter or underwriters, if any, promptly and confirm such advice in writing promptly thereafter:

                          (A)     when the registration statement, the
                 prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

                          (B)     of any request by the Commission for
                 amendments or supplements to the registration statement or the prospectus or for additional information;

                          (C) of the issuance by the Commission of any stop order suspending the effectiveness of the registration or the initiation of any proceedings by any Person for that purpose; and

                          (D)     of the receipt by Holdings of any
                 notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

                   (viii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon Holdings's discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                      (ix) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

                      (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of
         Section 11(a) of the Securities Act;

                      (xi) make available to representatives of the holders of Registrable Securities participating in the offering, any underwriter participating in any disposition pursuant to the registration and any attorney or accountant retained by such selling holders or underwriter the opportunity to conduct reasonable due diligence customarily conducted with respect to an issuer in connection with an underwritten public offering;

                    (xii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such Registration Statement;

                   (xiii) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the Common Stock of Holdings is then listed; and

                    (xiv) use its best efforts to provide a CUSIP number for the Registrable Securities, not later than the effective date of the registration.

It shall be a condition precedent to the obligation of Holdings to take any action pursuant to this Article III that each seller of Registrable Securities as to which any registration is being effected to furnish Holdings such information regarding such seller and the distribution of such securities as Holdings may from time to time reasonably request in writing for purposes of preparing the relevant registration statement and amendments and supplements thereto.

                 (b) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from Holdings of the occurrence of any event of the kind described in clauses
(C) or (D) of subdivision (vii) of Section 3.3(a) or in subdivision (viii) of
Section 3.3(a), such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of notification of the withdrawal or termination of any stop order or suspension referred to in subdivision (vii) or of the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of Section 3.3(a), as applicable. In the event Holdings shall give any such notice, the periods specified in subdivision (ii) of Section 3.3(a) shall be extended by the length of the period from and including the date when each seller of any Registrable Securities covered by such registration statement shall have received such initial notice to the date on which each such seller has received notice that the holder's disposition of Registrable Securities may be resumed or the copies of the supplemented or amended prospectus contemplated by subdivision (viii) of
Section 3.3(a), as the case may be.

                 (c) If any such registration or comparable statement refers to any holder of Registrable Securities by name or otherwise as the holder of any securities of Holdings, then such holder shall have the right to require, in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder.

                 SECTION 3.4 Underwritten Offerings. (a) If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 3.1, Holdings and each such holder will enter into an underwriting agreement with such underwriters for such offering, such agreement to be customary and otherwise satisfactory in substance and form to Holdings, each such holder and the underwriters, and to contain such representations and warranties by Holdings and such holder and such other terms as are generally prevailing in agreements of such type, including, without limitation, indemnities to the effect and to the extent provided in Section 3.5. The holders of the Registrable Securities will cooperate with Holdings in the negotiation of the underwriting agreement.

                 (b) Each holder of Registrable Securities agrees by acquisition of such Registrable Securities not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of any equity securities of Holdings, during the ten days prior to and the 180 days (or such lesser period as is applicable to officers, directors or other insiders or affiliates of Holdings) after any underwritten registration pursuant to Section 3.1 or 3.2 has become effective, except as part of such underwritten registration, whether or not such holder participates in such registration, and except as otherwise permitted by the managing underwriter of such underwriting (if any). Each holder of Registrable Securities agrees that Holdings may instruct its transfer agent to place stop transfer notations in its records to enforce this Section 3.4(b).

                 (c) Holdings agrees (x) not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the ten days prior to and the 120 days after any registration pursuant to Section 3.1 or 3.2 has become effective, except (i) as part of such registration, (ii) pursuant to registrations on Form S-4 or S-8 or any successor or similar forms thereto or (iii) as otherwise permitted by the managing underwriter of such offering (if any), and (y) to use all commercially reasonable efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities purchased from Holdings at any time after the date of this Agreement (other than in a public offering) to agree not to sell, make any short sale of, loan, grant any option for the purchase of, effect any public sale or distribution of or otherwise dispose of such securities during such period except as part of such underwritten registration.

                 (d) No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such

Person's securities on the basis provided in any underwriting arrangements as approved, subject to the terms and conditions hereof, by the Person or a majority of the Persons entitled to approve such arrangements and (ii) completes and executes all agreements, questionnaires, indemnities and other documents (other than powers of attorney) required under the terms of such underwriting arrangements.

                 SECTION 3.5 Indemnification. (a) Holdings agrees to indemnify and hold harmless each holder of Registrable Securities whose Registrable Securities are covered by any registration statement, its directors and officers and each other Person, if any, who controls such holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Holdings will reimburse each such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that Holdings shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Holdings by or on behalf of (x) such indemnified party or (y) any underwriter specifically for use in the preparation thereof. In addition, Holdings shall indemnify any underwriter of such offering and each other Person, if any, who controls any such underwriter within the meaning of the Securities Act in substantially the same manner and to substantially the same extent as the indemnity herein provided to each indemnified party. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such holder, provided, however, that the indemnification contained in this Section shall not inure to the benefit of any Person (or any Person controlling such Person) on account of any losses, claims, damages or liabilities arising out of any claim by any purchaser of

Registrable Securities based on any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in any preliminary prospectus if the final prospectus, as amended or supplemented, shall not have been delivered or sent to such purchaser within the time required by the Securities Act and the untrue statement or alleged untrue statement or omission or alleged omission contained in such preliminary prospectus was corrected in such final prospectus, as amended or supplemented, provided that Holdings had delivered the final prospectus as amended or supplemented to the holders of Registrable Securities and the underwriters on a timely basis to permit such delivery or sending.

                 (b) Each prospective seller of Registrable Securities hereunder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 3.5) Holdings, each director of Holdings, each officer of Holdings and each other person, if any, who controls Holdings within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereof, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Holdings by or on behalf of such seller specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. In addition, each prospective seller of Registrable Securities hereunder shall indemnify any underwriter of any offering contemplated thereby and each other Person, if any, who controls any such underwriter within the meaning of the Securities Act in substantially the same manner and to substantially the same extent as the indemnity herein provided to Holdings. Any such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of Holdings or any such director, officer or controlling person or underwriter and shall survive the transfer of such securities by such seller.

                 (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 3.5, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 3.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless counsel to such indemnified party has advised it that in such counsel's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that the indemnifying party may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement of any such action which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party.

                 (d) If the indemnification provided for in the preceding subdivisions of this Section 3.5 is unavailable to an indemnified party in respect of any expense, loss, claim, damage or liability referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, loss, claim, damage or liability (i) in such proportion as is appropriate to reflect the relative benefits received by Holdings on the one hand and the holder or underwriter, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Holdings on the one hand and of the holder or underwriter, as the case may be, on the other in connection with the statements or omissions which resulted in such expense, loss, damage or liability, as well as any other relevant equitable considerations. The relative benefits received by Holdings on the one hand and the holder or underwriter, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by Holdings from the initial sale of the Registrable Securities by Holdings to the purchaser bear to the gain realized by the selling holder or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of Holdings on the one hand and of the holder or underwriter, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by Holdings, by the holder or by the underwriter and parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the proviso contained in the first sentence of subdivision (a) of this Section 3.5, and in no event shall the obligation of any indemnifying party to contribute under this subdivision (d) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under subdivisions (a) or
(b) of this Section 3.5 had been available under the circumstances.

                 Holdings and the holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this subdivision
(d) were determined by pro rata allocation (even if the holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph and subdivision (c) of this
Section 3.5. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

                 Notwithstanding the provisions of this subdivision (d), no holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount such Person would have been required to pay to an indemnified party if the above indemnity was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 SECTION 3.6 Rule 144; Rule 144A. (a) If the Company or Holdings shall have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the Securities Act, the Company or Holdings, as the case may be, will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and will take such further action as any holder of Conversion Shares may reasonably request, all to the extent required from time to time to enable such holder to sell Conversion Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Conversion Shares, the Company or Holdings, as the case may be, will deliver to such holder a written statement as to whether it has complied with such requirements.

                 (b) The Company and Holdings represent and warrant that as of the date hereof, the Company Common Stock is not, and is not part of a class of securities that is, listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system. For so long as any Conversion Shares are restricted securities within the meaning of Rule 144(a)(3) under the Securities Act, Holdings and the Company covenant and agree that they shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, make available to any holder of Conversion Shares in connection with the sale of such holder's Conversion Shares and any prospective purchaser of Conversion Shares from such holder, in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act relating to Holdings and the Company, respectively.

                 SECTION 3.7 Certain Limitations on Registration Rights. Notwithstanding any other provision in this Agreement to the contrary, Holdings shall not be obligated to register the Registrable Securities of any holder if Holdings shall deliver to such holder an opinion addressed to such holder of Brobeck, Phleger & Harrison, or such other counsel to Holdings reasonably satisfactory to such holder and its counsel, in form and substance reasonably satisfactory to such holder, to the effect that the sale or other disposition by such holder of its Registrable Securities in the manner proposed by such holder may be effected without registering such Registrable Securities under the Securities Act.


                                   ARTICLE IV

                                 MISCELLANEOUS

                 SECTION 4.1 Notices. All notices and other communications provided for hereunder shall be dated and in writing and shall be deemed to have been given (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused. Such notices shall be addressed to the appropriate party to the attention of the person who executed this Agreement at the address or telecopy number set forth under such party's signature below (or to the attention of such other person or to such other address or telecopy number as such party shall have furnished to each other party in accordance with this Section 4.1).

                 SECTION 4.2 Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto or their successors in interest, except as expressly otherwise provided herein.

                 SECTION 4.3 Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

                 SECTION 4.4 Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other parties' failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

                 SECTION 4.5 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 4.1. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                 SECTION 4.6 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                 SECTION 4.7 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

                 SECTION 4.8 Entire Agreement. This Agreement is intended by the parties hereto as a final and complete expression of their agreement and understanding in respect to the subject matter contained herein. This Agreement supersedes all prior agreement and understandings, written or oral, between the parties with respect to such subject matter.

                 SECTION 4.9 Amendment and Waiver. Any provision of this Agreement may be amended if, but only if, such amendment is in writing and is signed by Holdings, the Company, Company Warrant Securityholders owning, or having Company Warrants exercisable for, at least a majority of shares of Company Common Stock either then outstanding or issuable upon the exercise of all outstanding Company Warrants and Holdings Warrant Securityholders owning, or having Holdings Warrants exercisable for, at least a majority of the shares of Holdings Common Stock either then outstanding or issuable upon the exercise of all outstanding Holdings Warrants, provided that no such amendment may adversely affect the rights of any Company Warrant Securityholder or any Holdings Warrant Securityholder, unless signed by such Company Warrant Securityholder or Holdings Warrant Securityholder (as applicable). Any provision may be waived if, but only if, such waiver is in writing and is signed by the party or parties waiving such provision and for whose benefit such provision is intended.

                 SECTION 4.10 No Third Party Beneficiaries. Nothing in this Agreement shall convey any rights upon any person or entity which is not a party or an assignee of a party to this Agreement, other than the indemnified parties specified in Section 3.5.

                 SECTION 4.11 Holdings Repurchase. Immediately prior to the consummation of any Reorganization Transaction (as defined in Section 9 of the Holdings Warrant), Holdings shall repurchase, and each applicable Holder shall sell, all Company Common Stock issued pursuant to the Company Warrant of such Holder outstanding as of such date in exchange for (i) an aggregate number of shares of Holdings Common Stock that such Holder would have been holding as of such date, if such Holder (or any predecessor to such Holder, as the case may be), on each date such Company Common Stock was issued, exercised its right to purchase Holdings Common Stock under its Holdings Warrant instead of Company Common Stock under the Company Warrant and (ii) cash in an amount equal to the difference between the Exercise Price (as defined in the Company Warrant) actually paid for such Company Common Stock and the Exercise Price (as defined in the Holdings Warrant) that would have been paid pursuant to such Holdings Warrant, had the purchases referred to in the preceding clause (i) actually occurred. Holdings shall (x) at all times reserve for issuance all shares of Holdings Common Stock issuable hereunder in accordance with Section 3 of the Holdings Warrant, and (y) accomplish such purchase in a manner so as to afford such Holder all rights as a holder of Holdings Common Stock applicable to or arising out of such Reorganization Transaction including, without limitation, taking all action within its power that Holder may reasonably request to ensure that the substantive effect of such Reorganization Transaction to such Holder is substantially equivalent to its substantive effect to each other stockholder of Holdings at such time.

                 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.


                                        CORAM, INC.



                                        By ___________________________________
                                           Title: Chief Financial Officer

                                        1125 Seventeenth Street
                                        Suite 1500
                                        Denver, Colorado 80202
                                        Fax:  (303) 298-0043


                                        CORAM HEALTHCARE CORPORATION



                                        By ___________________________________
                                           Title: Chief Financial Officer

                                        1125 Seventeenth Street
                                        Suite 1500
                                        Denver, Colorado 80202
                                        Fax:  (303) 298-0043





                                     S-1